Registration No. 333-106839


                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                               Amendment No. 2 to

                                   Form SB-2/A
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                     ESSENTIAL INNOVATIONS TECHNOLOGY CORP.
                  ---------------------------------------------
                 (Name of small business issuer in its charter)

                                     Nevada
            --------------------------------------------------------
            (State or jurisdiction of incorporation or organization)

                                      5075
            --------------------------------------------------------
            (Primary Standard Industrial Classification Code Number)

                                   88-0492134
                       -----------------------------------
                      (I.R.S. Employer Identification No.)


114 West Magnolia Street, Suite 400-142            Suite 200, 10125 199B Street
         Bellingham, WA 98225                       Langley, BC Canada V1M 3W9
        Telephone: 360-392-3902                       Telephone: 604-882-6520
        Telecopy: 360-733-3941                        Telecopy: 604-882-6521
--------------------------------------------------------------------------------
   (Address and telephone number of principal executive offices) (Address and telephone number of principal place of business)

                           Jason McDiarmid, President
                     114 West Magnolia Street, Suite 400-142
                              Bellingham, WA 98225
                             Telephone: 360-392-3902
                             Telecopy: 360-733-3941
           ----------------------------------------------------------
            (Name, address and telephone number of agent for service)

                                    Copy to:
                                 James R. Kruse
                                 Kevin C. Timken
                        Kruse Landa Maycock & Ricks, LLC
                          Eighth Floor, Bank One Tower
                                50 West Broadway
                           Salt Lake City, Utah 84101
                             Telephone: 801-531-7090
                             Telecopy: 801-531-7091

As soon as practicable after the effective date of this registration statement.
-------------------------------------------------------------------------------
                (Approximate date of proposed sale to the public)


         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: [X]


         The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

                 Subject To Completion, Dated November 17, 2003


The information contained in this preliminary prospectus is not complete and may be changed. The Company and selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.


                                6,000,000 Shares

                     Essential Innovations Technology Corp.

--------------------------------------------------------------------------------

This prospectus relates to our offer and sale of 3,308,288 shares of common stock to provide a portion of the capital we need. This is a "best-efforts" offering. There is no minimum number of shares that must be sold. This offering will continue until all 3,308,288 shares are sold, until we terminate the offering, or until that date that is nine months after the date of this prospectus, whichever occurs first.

This prospectus also relates to the resale of up to 2,691,712 shares of common stock held by the selling stockholders. The selling stockholders may offer and sell such shares using this prospectus in transactions at a fixed offering price of $1.25 per share until a trading market develops in our common stock, at which time the selling stockholders may sell shares in transactions:


         (i)      in the over-the-counter market or otherwise;

         (ii) at market prices, which may vary during the offering period, or at negotiated prices; and

         (iii) in ordinary brokerage transactions, in block transactions, in privately negotiated transactions, or otherwise.

The selling stockholders will receive all of the proceeds from the sale of their shares and will pay all underwriting discounts and selling commissions relating to the sale of those shares.


We have agreed to pay the legal, accounting, printing and other expenses related to the registration of the sale of the shares pursuant to this prospectus, which we estimate will total approximately $150,000.

An investment in our shares involves certain risks. We urge you to read the "Risk Factors" section beginning on page 5 and the rest of this prospectus before making an investment decision.


Our common stock is not traded in any established trading market. No securities broker or dealer has agreed to make a market for our common stock after this offering. We cannot assure that any viable trading market will exist for our common stock following this offering.


================================================================================
                                   Price to     Underwriting      Proceeds to
                                    Public        Discount        Company(1)
--------------------------------------------------------------------------------
Per Share.......................   $1.25            --            $4,135,360
  Total.........................   $1.25            --            $4,135,360
================================================================================
(1) This amount does not reflect the costs of the offering, which are estimated to be $150,000. These proceeds are based upon our proposed offer and sale of 3,308,288 shares of common stock; we will receive no proceeds from the offer and sale of up to 2,691,712 shares of stock held by the selling stockholders.

--------------------------------------------------------------------------------

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

            The date of this prospectus is __________________, 2003.

                         Prospectus Summary Information


         This prospectus summary contains an overview of the information from the prospectus, but may not contain all of the information that is important to you. This prospectus includes specific terms of the offering of our common stock, information about our business, and financial data. We encourage you to read this prospectus, including the Risk Factors section beginning on page 5, in its entirety before making an investment decision.


         As used in this prospectus, the terms "we," "us" and "our" refer to Essential Innovations Technology Corp., a Nevada corporation, and our wholly owned subsidiaries, Essential Innovations Corporation, a Canadian corporation, and Essential Innovations Asia Ltd., a Hong Kong company.

Essential Innovations Technology Corp.


         Essential Innovations Technology Corp. is providing eco-friendly lifestyle enhancement technologies for the betterment of energy, water, air and health. We are focusing our efforts on:


         o commercialization and market entry strategies for our proprietary EI Elemental Heat Energy System, which uses efficient geothermal heat exchange, or geoexchange, technology at its core and is currently being used to heat and cool our Canadian research and development plant;


         o land acquisition to allow us to contribute the property and our technology expertise to a joint venture or partnership with credible development partners for development;


         o development of synergistic industry relationships and alliances, particularly with large builders and developers that recognize environmental sensitivity and energy and water conservation as an important feature of land planning and infrastructure development; and


         o execution of product licensing and distribution agreements for our EI Elemental Heat Energy System as well as our water treatment and consumer wellness products.


Financial Condition and Ability to Continue as a Going Concern


         We are a development-stage company and have had only minimal revenue from operations. For the fiscal year ended October 31, 2002, we incurred a net loss of approximately $613,000, and our cumulative loss from our inception through October 31, 2002, was approximately $796,000. At October 31, 2002, we had a net stockholders' deficit of approximately $186,000. Accordingly, the independent auditors' report accompanying our audited financial statements as of October 31, 2002, included in this prospectus, states that conditions exist that raise substantial doubt about our ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. See consolidated financial statements.


Our Business

     EI Elemental Heat Energy System


         We are currently focused on commercialization of our EI Elemental Heat Energy System. For nearly two years we have been using a prototype to both heat and cool our research and development headquarters in Langley, British Columbia, and we are now installing prototypes into pilot projects in the field for further testing prior to full-scale commercialization targeted for late 2004.


         The core technology of our EI Elemental Heat Energy System is a geothermal heat pump, referred to in the industry as a geoexchange or heat exchange technology. It utilizes an Artificial Intelligence Controls Diagnostics, or AICD, subsystem that regulates and monitors the system and includes both a liquid crystal diode, or LCD, interface and a voice-activated interface for users. Over time, we intend to add a number of enhancements to the core technology; however, the EI Elemental Heat Energy System is a complete and functional system using only the core technology.


         We have identified a private, three-story home in Vancouver, British Columbia, that we will be using as our first field installation and pilot project. In early July 2003, we began the installation process. Because the house is being substantially renovated at the same time, we expect the installation to take a number of months as we coordinate with the overall renovation schedule.


         After installation, each of the two EI Elemental Heat Energy System units will be monitored at our research and development facility through an Internet link. An additional monitoring system will record all commands sent to the system by the residents of the house. This information will be used to focus our development efforts as we work toward making the EI Elemental Heat Energy System commercially available.


         We continue to seek potential land acquisitions that would provide us the opportunity to participate in potential eco-sustainable development of the land that would incorporate our EI Elemental Heat Energy System as well as potential other technologies. We believe such a demonstration development would allow us to test the installation and production aspects of our technologies, market a project, and offer a new environmentally sensitive method of development to other home and resort developers.


     Other Technology


         We also are developing a line of water treatment and purification systems. These units can be designed to meet the water quality requirements of municipal or rural water for residential or commercial applications at the point at which the water enters the building. We will be able to customize system configuration and technologies depending on the water contaminants and the particular production volume and the post-treatment water quality requirements. Technologies that may be included in the overall system designs include media filtration, specific cartridge filtration, ion exchange, reverse osmosis, distillation, ozonation and ultraviolet sterilization. We believe we can design systems suitable for either residential or commercial water treatment applications.


     Marketing and Distribution Agreements with SOTA Instruments Inc.


         Our Asian subsidiary holds an international marketing agreement with SOTA Instruments Inc., a Canadian company, for the exclusive, non-North American rights to certain consumer wellness products. Under the exclusive marketing agreement, our Asian subsidiary has agreed to identify and recruit persons or entities to act as product distributors under exclusive distribution agreements with SOTA for the sale of SOTA's consumer wellness products. Under the exclusive marketing agreement, our Asian subsidiary will not sell SOTA's consumer wellness products, but will be paid a commission on sales made by the distributors we identify.

         Our Asian subsidiary is currently negotiating the exclusive distribution rights to these same products for Hong Kong and Mainland China. If we are successful in obtaining these exclusive distribution rights, our Asian subsidiary will market SOTA's consumer wellness products directly to consumers and provide customer service and technical support.

         We believe there is a significant market for these products outside North America, particularly in the Asian market, and that the marketing of such products may potentially provide early-stage cash flow to assist us in offsetting the research and development costs of the alternative energy products we are currently developing.


History and Corporate Information


         Essential Innovations Technology Corp. was incorporated on April 4, 2001, under the laws of the state of Nevada. Our wholly owned subsidiaries are Essential Innovations Corporation, federally incorporated under the laws of Canada on February 9, 2001, to perform research and development for the EI Elemental Heat Energy System, and Essential Innovations Asia Ltd., a Hong Kong company incorporated on April 9, 2002, to market SOTA's consumer wellness products.


         Our United States office is located at 114 West Magnolia Street, Suite 400-142, Bellingham, Washington 98225. Our telephone number is 360-392-3902 and our facsimile number is 360-733-3941. Our administrative, research and development facility is located at Suite 200, 10125-199B Street, Langley, British Columbia, Canada V1M 3W9. Our telephone number at that facility is 604-882-6520 and our facsimile number there is 604-882-6521.


         Currently, our principal place of business is located at our administrative, research and development facility in British Columbia, as are the majority of our executive officers and substantially all of our physical assets.


Summary Consolidated Financial Data


         The following summary of historical consolidated financial information for the nine-month period ended July 31, 2003, for the fiscal year ended October 31, 2002, and from the date of inception through October 31, 2001, is derived from our unaudited interim financial statements and the audited consolidated financial statements included in this prospectus:

                                                                                       February 9,
                                                      Nine-Month        Fiscal        2001 - (Date
                                                     Period Ended     Year Ended      of Inception)     Cumulative
                                                    July 31, 2003     October 31,    to October 31,       (Since
                                                     (unaudited)         2002             2001          Inception)
                                                    --------------- ---------------- ---------------- ----------------
STATEMENT OF OPERATIONS DATA:
   Sales........................................    $           --  $        8,544   $          --      $      8,544
   Loss for the period..........................         1,681,042         613,341         182,606         2,476,989
   Loss per share-basic and diluted.............             0.16            0.07             0.02              0.26
   Weighted average shares......................        10,382,781       9,394,841       8,677,659         9,539,819

BALANCE SHEET DATA (as at):
   Working capital (deficit)....................    $     (179,563) $     (220,408)  $     (15,302)     $   (179,563)
   Total current assets.........................            19,318           6,568          24,685            19,318
   Long-term debt...............................                --              --              --                --
   Total stockholders' equity (deficit).........          (136,556)       (186,340)         18,374          (136,556)

                                  Risk Factors

Risk Factors Relating to our Business

         We may fail to continue as a going concern.


         We have incurred substantial operating losses and negative cash flows from operations since inception, and our obligations and commitments for the year ended October 31, 2003, exceeded the cash we had available. As a result of these conditions, substantial doubt exists about our ability to continue as a going concern, which has been noted by our auditors in their report on our consolidated financial statements for the year ended October 31, 2002.


         We currently have no significant operating capital and are dependent upon the success of this offering to be able to implement our business plan.


         We presently have no significant operating capital and are substantially dependent upon receipt of the proceeds from our sale of a substantial number of shares of this offering to provide the capital necessary to execute our business plan. We believe that we will need to sell at least 1,500,000 shares in this offering for net proceeds of approximately $1,875,000 to be able to bring our EI Elemental Heat Energy System to market and meet our preliminary production targets by the end of fiscal year 2004. No person has committed to purchase any shares in this offering, and we have no commitments for other funding. In the event that the proceeds from this offering are not sufficient, we will need to seek additional financing from commercial lenders or other sources, for which we have no commitments or arrangements, or we will be required to delay the implementation of our business plan.


         We cannot assure that we will be able to commercialize our prototype EI Elemental Heat Energy System.


         We have only completed the construction and successful testing of the core technology of our proprietary EI Elemental Heat Energy System prototype and have not yet completed installation of a pilot project. We may be unable to transition this prototype into an effective or commercially feasible and competitive process. Further, we may be unable to develop or commercialize some or all of our planned enhancements to the EI Elemental Heat Energy System. We may be unable to compete with other manufactures of similar products whether or not we are able to include those enhancements in our EI Elemental Heat Energy System.

         We have not obtained approvals for our EI Elemental Heat Energy System from either the Canadian Underwriters Laboratories or Underwriters Laboratories, and if we are unable to do so, our ability to obtain market acceptance may be limited.

         We intend to submit our EI Elemental Heat Energy system to the Canadian Underwriters Laboratories ("CUL"), Underwriters Laboratories, Inc. ("UL"), or both, for approval, but we have not yet submitted it to either body. It is possible that we will be unable to obtain one or both of these approvals, and such a failure would likely reduce the acceptance of our EI Elemental Heat Energy System in the market.

         Sales of consumer wellness products may expose us to substantial liability.

         If we are able to sell consumer wellness products, those products may not have the desired levels of effectiveness or, in fact, may not be effective at all. It is possible, therefore, that we may be exposed to claims for refunds from consumers who do not believe they have achieved the anticipated results.

Further, there is always the possibility of unanticipated side effects from the use of the consumer wellness products. Such side effects could result in liability to individual consumers and regulatory action from governmental agencies that could substantially impair our consumer wellness products business.


         Our officers and directors are subject to conflicts of interest, and there is a risk that they will place their interests ahead of ours.


         Dr. David Rezachek and Peter Bond, directors, offer consulting services or are associated with other organizations that may be involved with researching, developing or marketing products that are similar to the products we propose to develop and market. We do not have confidentiality or noncompetition agreements with these directors to limit them from working on or consulting on the development of similar technologies. William Baumgartner is the owner of certain technology that we may attempt to acquire. From time to time, such associations may give rise to conflicts of interest that may not be resolved in our favor.

         We may not succeed if we are unable to attract employees and retain the services of our key personnel.

         Our performance is substantially dependent on retaining current management and key personnel and on recruiting and hiring additional management and key personnel. In particular, as we continue adapting our new technology to commercial applications, we will rely on the technical expertise of Steve Wuschke, our chief technical officer, and the business development experience of Jason McDiarmid, our chief executive officer. If we are unable to retain Mr. Wuschke or Mr. McDiarmid, or if we are unable to hire suitable sales, marketing and operational personnel, we may not be able to successfully develop, improve, market and sell products based on this new technology. We have not obtained key man life insurance on our officers or directors. Competition for individuals with the qualifications that we require is intense, and we may not be able to attract, assimilate or retain these highly qualified people. The failure to attract, integrate, motivate and retain these employees could harm our business.

         It may be difficult for our stockholders to enforce any civil liabilities against us or our officers of directors because many of our officers and substantially all of our operations are currently outside the United States.


         Many of our assets are located outside the United States, a majority of our directors and officers are nationals and/or residents of countries other than the United States, and all or a substantial portion of such persons' assets are located outside the United States. As a result, it may be difficult for investors to enforce within the United States any judgments obtained against us or our officers or directors, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state.


         If we are unable to protect our intellectual property rights, we may be unable to compete successfully.

         We believe that our success will be dependent to a large extent on proprietary features of our EI Elemental Heat Energy System. We expect that we may continue to use proprietary technologies for future product enhancements. Unauthorized parties may attempt to copy or otherwise obtain and use our products or technology. We have not patented any of our technologies or methods or obtained any copyright or trademark protection, and we have not entered into confidentiality or noncompetition agreements with any of our officers, directors or employees. We cannot be certain that the steps we have taken will prevent unauthorized use of our technology, particularly in foreign countries where applicable laws may not protect our proprietary rights as fully as in the United

States. We may be unable to adequately protect our proprietary technology and preclude competitors from independently developing products with functionality or features similar to those of our products.

         We will be exposed to the risk of product liability claims related to the EI Elemental Heat Energy System.

         Any sales of the EI Elemental Heat Energy System will carry significant risks of product liability. We anticipate that purchasers of the EI Elemental Heat Energy System will rely on it for heating and cooling purposes and any failures of the system may cause them damage. We may be unable to obtain product liability insurance or, if we are able to do so, we may be unable to do so at rates that will make it cost-effective. Any successful product liability claim made against us could substantially reduce or eliminate any economic return to our stockholders or us.


         We have chosen to limit the liability of our directors and indemnify our officers and directors to the maximum extent permitted by law, which may result in costs to our Company.

         Our articles of incorporation limit the liability of directors to the maximum extent permitted by Nevada law. In addition, our bylaws require us to indemnify our directors and officers and allow us to indemnify our other employees and agents to the fullest extent permitted at law. At present, there is no pending litigation or proceeding involving any director, officer, employee or agent in which indemnification will be required or permitted. We are not aware of any threatened litigation or proceeding that might result in a claim for indemnification. Any such claim for indemnification, however, may result in significant costs to us. If we permit indemnification for liabilities arising under the Securities Act of 1933 to directors, officers or controlling persons under these provisions, we have been informed that, in the opinion of the Securities and Exchange Commission, this indemnification is against public policy as expressed in the Securities Act and is unenforceable.

         Our executive officers and major stockholders exercise significant control over our Company, which will significantly limit the ability of purchasers in this offering to exercise any control over our Company.


         As of November 5, 2003, the executive officers and holders of 5% or more of our outstanding common stock together beneficially owned 7,105,580 shares, or approximately 60.4%, of our outstanding common stock. These stockholders are able to control all matters requiring approval by stockholders, including the election of directors and the approval of significant corporate transactions. This concentration of ownership may also have the effect of delaying, deterring or preventing a change in control and may make some transactions more difficult or impossible to complete without the support of these stockholders.

         Fluctuations in the value of the United States dollar as compared to other currencies may affect our financial performance.

         We expect a substantial portion of our revenues to be based on sales and services rendered to customers outside the United States in Canada and Asia. As a result, fluctuations in the value of the United States dollar to the Canadian dollar and the relevant Asian currency may affect our financial performance. We have no plan or policy to utilize forward contracts or currency options to minimize this exposure, and even if these measures are implemented, they may not be cost-effective or fully offset such future currency risks.

Risk Factors Relating to our Common Stock


         There is no established trading market for our securities and such a market may never develop, which would mean that investors might be unable to sell our securities.

         There is currently no public market for our common stock. No one has committed to commence a trading market, and we cannot assure a public market will ever develop. If such a market does develop, our common stock may never trade at or above the offering price.


         There are additional shares of common stock available for future sale, which may depress the market price and liquidity of shares purchased in this offering.


         The sale or potential sale of shares of common stock by our present stockholders could have an adverse effect on any trading market for our common stock that may exist in the future. Of the 11,355,985 shares of common stock currently issued and outstanding, 9,543,000 shares were issued in excess of one year ago and 8,095,000 of those were issued more than two years ago. All of such shares were issued without registration under the Securities Act and are "restricted securities," as that term is defined under the Securities Act. However, after one year has passed after such securities were last purchased from us or one of our affiliates, such shares may be available for resale from time to time by means of ordinary brokerage transactions or to market makers in any trading market that may develop pursuant to Rule 144 under the Securities Act, subject to the requirements and limitations imposed by Rule 144. After two years have passed after such securities were last purchased from us or one of our affiliates, such shares can be sold by nonaffiliates without complying with any of the provisions of Rule 144. The possibility of such resales may have a depressive effect on the price and liquidity of our common stock.


         Investors purchasing our common stock in this offering will be subject to substantial and immediate dilution.


         Persons purchasing common stock will likely suffer a substantial and immediate dilution to the net tangible book value of their shares below the purchase price. See Dilution and Comparative Data beginning on page 12.

         There are certain rules applicable to our common stock as a "penny stock," and those rules may limit the liquidity and the resale of our common stock.

         The Securities and Exchange Commission, or the SEC, has promulgated rules governing over-the-counter trading in penny stocks, defined generally as securities trading below $5 per share that are not quoted on a securities exchange or Nasdaq or which do not meet other substantive criteria. Under these rules, our common stock is currently classified as a penny stock. As a penny stock, our common stock is currently subject to rules promulgated by the SEC that impose additional sales practice requirements on broker-dealers that might sell such securities to persons other than established customers and institutional accredited investors. For transactions covered by the rule, the broker-dealer must make a special suitability determination for the purchaser and receive the purchaser's written consent to the transaction prior to sale. Further, if the price of the stock is below $5 per share and the issuer does not have $2.0 million or more net tangible assets or is not listed on a registered national securities exchange or Nasdaq, sales of such stock in the secondary trading market are subject to certain additional rules promulgated by the SEC. These rules generally require, among other things, that brokers engaged in secondary trading of penny stocks provide customers with written disclosure documents, monthly statements of the market value of penny stocks, disclosure of the bid and asked prices, and disclosure of the compensation to the broker-dealer and the salesperson working for the broker-dealer in connection with the transaction. If a trading market for our common stock develops, these rules and regulations may affect the ability of broker-dealers to sell our common stock, thereby effectively limiting the liquidity of our common stock. These rules may also adversely affect the ability of persons who acquire our common stock to resell their securities in any trading market that may exist at the time of such intended sale.

         There has been no independent due diligence review related to this offering, potential investors cannot rely on any analysis but their own, and there is a risk that such an analysis will be insufficient.

         No securities broker-dealer or other person has been engaged to perform any due diligence or similar review of us, of our common stock, or of this offering on behalf of persons that may purchase common stock in this offering or any other person. Potential investors must therefore rely on their own analysis without the benefit of any objective third-party review of our Company, our common stock, and the statements made in this prospectus. Accordingly, there is a risk that potential investors will be unable to determine whether the price at which we are offering our common stock is reasonable or whether the statements we have made herein are accurate and complete.


         There are substantial options and warrants outstanding, which may limit our ability to obtain financing in the future and which may be exercised when the effect would be to depress the market price of the common stock.


         We have issued and outstanding options and warrants to purchase up to an additional 5,120,000 shares of common stock at a weighted average exercise price of approximately $0.71 per share. The existence of such options may prove to be a hindrance to future financing, and the exercise of options may further dilute the interests of the stockholders. The possible future resale of common stock issuable on the exercise of such options could adversely affect the prevailing market price of our common stock. Further, the holders of options and warrants may exercise them at a time when we would otherwise be able to obtain additional equity capital on terms more favorable to us.


                           Forward-Looking Statements


         This prospectus contains statements about the future, sometimes referred to as "forward-looking" statements. Forward-looking statements are typically identified by the use of the words "believe," "may," "could," "should," "expect," "anticipate," "estimate," "project," "propose," "plan," "intend" and similar words and expressions. Statements that describe our future strategic plans, goals or objectives are also forward-looking statements.


         Readers of this document are cautioned that any forward-looking statements, including those regarding us or our management's current beliefs, expectations, anticipations, estimations, projections, proposals, plans or intentions, are not guarantees of future performance or results of events and involve risks and uncertainties.

         The forward-looking information is based on present circumstances and on our predictions respecting events that have not occurred, that may not occur, or that may occur with different consequences from those now assumed or anticipated. Actual events or results may differ materially from those discussed in the forward-looking statements as a result of various factors, including the risk factors detailed in this document. The forward-looking statements included in this document are made only as of the date of this document.

                                 Use of Proceeds


         No person has committed to purchase any shares offered by us in this offering, and we cannot assure that we will receive any proceeds from this offering. The following table illustrates the amount of net proceeds to be received by us on the sale of common stock and the intended uses of such proceeds in their order of priority. For illustrative purposes only, the first column assumes the sale of 1,000,000 shares of common stock, the second column assumes the sale of 2,000,000 shares of common stock, and the third column assumes the sale of all 3,308,288 shares of common stock offered by us:

                                                                                Assume Sale of
                                                          -----------------------------------------------------------
                                                           1,000,000 Shares    2,000,000 Shares    3,308,288 Shares
                                                          ------------------- ------------------- -------------------
Gross proceeds that would be received assuming
  the sale of the number of shares indicated............        $1,250,000          $2,500,000          $4,135,360
Less offering costs.....................................          (150,000)           (150,000)           (150,000)
                                                          ------------------- ------------------- -------------------
    Net proceeds........................................        $1,100,000          $2,350,000          $3,985,360
                                                          ------------------- ------------------- -------------------

General and administrative expenses(1)..................        $  201,119          $  601,119          $  986,479
Product development, commercialization and marketing....
                                                                   700,000           1,250,000           2,000,000
Reduction of current liabilities........................           198,881             198,881             198,881
Potential other property acquisitions...................                --             300,000             800,000
                                                          ------------------- ------------------- -------------------
    Total uses..........................................        $1,100,000          $2,350,000          $3,985,360
                                                          =================== =================== ===================
------------------

(1) This amount includes salaries to be paid to our executive officers from August 1, 2003, forward.

         To the extent that we receive insufficient net proceeds from this offering of our common stock, we will restrict our expenditures by implementing cost-cutting measures to reduce general and administrative expenses, slowing the level of product development, particularly enhancements to the core technology of our EI Elemental Heat Energy System, slowing our commercialization and marketing efforts, and continuing to defer accrued current liabilities.

         We may seek to acquire additional property for further development and commercialization of our EI Elemental Heat Energy System.


         There can be no assurance that any shares of common stock will be sold or that we will receive any net proceeds from this offering.

         Pending the use of the net proceeds from the offering, any such funds will be invested in investment-grade, short-term, interest-bearing securities, including government obligations and other money market instruments.

                        Common Stock and Dividend Policy

Common Stock

         There is no public trading market for our common stock.


         As of October 31, 2003, we had 11,355,985 shares of common stock and 400,000 shares of Series A Convertible Preferred Stock issued and outstanding. Of those shares, 8,095,000 shares were issued more than two years ago, and 9,543,000 shares were issued more than one year ago, all of which may be eligible for resale subject to the requirements and limitations imposed by Rule
144. We are registering the resale of 2,691,712 shares of common stock for the selling stockholders identified in this registration statement.

         We have reserved for issuance 5,120,000 shares of common stock upon the exercise of issued and outstanding options and warrants and 400,000 shares of common stock upon the conversion of the Series A Convertible Preferred Stock.

         As of October 31, 2003, there were approximately 95 holders of our common stock.

Penny Stock Regulations

         Our stock is presently regulated as a penny stock and broker-dealers will be subject to such regulations that impose additional requirements on us and on broker-dealers that want to publish quotations or make a market in our common stock. See Risk Factors: Risks Related to our Common Stock-- There are certain rules applicable to our common stock as a "penny stock," and those rules may limit the liquidity and the resale of our common stock.


Dividend Policy

         We have never paid cash dividends on our common stock and do not anticipate that we will pay any dividends in the foreseeable future. We intend to reinvest any future earnings to further expand our business.

                          Dilution and Comparative Data

Dilution

         As of July 31, 2003, we had an unaudited net tangible book deficiency (total tangible assets less total liabilities) of approximately $136,000, with 10,882,287 shares of common stock outstanding. After adjusting for the $1,500,000 liquidation preference of the Series A Preferred Stock subscribed as of such date, we had a net tangible book deficiency attributable to the common stock of approximately $1,562,000, or approximately $(0.14) per share. The following table illustrates the dilution to the net tangible book value per share of common stock to be sold in this offering, without taking into account any changes after July 31, 2003, as adjusted: (a) the issuance of 1,000,000 shares and the receipt of $1,250,000 in gross proceeds therefrom, (b) the issuance of 2,000,000 shares and the receipt of $2,500,000 in gross proceeds therefrom, and (c) the issuance of 3,308,288 shares and the receipt of approximately $4,135,000 in gross proceeds therefrom, presented merely for the purpose of illustration:

                                                                   1,000,000         2,000,000         3,308,288
                                                                  Shares Sold       Shares Sold       Shares Sold
                                                               ----------------- ------------------ -----------------
Before offering, as adjusted:
  Net tangible book value.....................................    $(1,636,556)        $(1,636,556)       $(1,636,556)
  Net tangible book value per share (1).......................          (0.14)              (0.14)             (0.14)
Assume sale of common stock:
  Pro forma net tangible book value...........................    $  (536,556)        $   713,444        $ 2,348,804
  Pro forma net tangible book value per share (1).............          (0.04)               0.06               0.17
  Increase (decrease) per share to present stockholders
  attributable to cash payments made by purchasers of common
  shares under this offering..................................           0.10                0.20               0.31

  Dilution to investors in this offering......................    $      1.29         $      1.19        $      1.08
---------------------

(1) Determined by dividing the number of shares of common stock outstanding into the net tangible book value attributable to our common stock. The pro forma amounts include the net dollar amount received from this offering and the number of shares sold hereunder.

Comparative Data


         The following table illustrates the relative amount invested and stock ownership of our existing stockholders, including the common stock equivalents of the 400,000 shares of Series A Preferred Stock outstanding, and investors in this offering, assuming, solely for the purpose of illustration, the sale of 1,000,000 shares, the sale of 2,000,000 shares, and the sale of all offered 3,308,288 shares, based on our July 31, 2003, unaudited financial statements:

                                                 Shares Purchased               Cash Invested*
                                           ----------------------------- ----------------------------
                                                             Percent                       Percent     Average Price
                                              Number        of Total       Amount(s)      of Total       Per Share
                                           -------------- -------------- -------------- ------------- ----------------

1,000,000 Shares Sold:
  Investors in this offering............       1,000,000         8.4%       $1,250,000        60.7%       $1.25
  Existing stockholders.................      10,882,287        91.6           810,585        39.3         0.07
                                           -------------- -------------- -------------- --------------
                                              11,882,287       100.0%       $2,060,585       100.0%        0.17
2,000,000 Shares Sold:
  Investors in this offering............       2,000,000        15.5%       $2,500,000        75.5%       $1.25
  Existing stockholders.................      10,882,287        84.5           810,585        24.5         0.07
                                           -------------- -------------- -------------- --------------
                                              12,882,287       100.0%       $3,310,585       100.0%        0.26

3,308,288 Shares Sold:
  Investors in this offering............       3,308,288        23.3%       $4,135,360        83.6%       $1.25
  Existing stockholders.................      10,882,287        76.7           810,585        16.4         0.07
                                           -------------- -------------- -------------- --------------
                                              14,190,575       100.0%       $4,945,945       100.0%        0.35
                                           -------------- -------------- -------------- --------------

-----------------

* Includes only stock issued for consideration other than services as reflected on the statements of stockholders' equity and comprehensive loss.


            Management's Discussion and Analysis or Plan of Operation

         This prospectus contains forward-looking statements. Our actual results could differ materially from those set forth as a result of general economic conditions and changes in the assumptions used in making such forward-looking statements. The following discussion and analysis of our financial condition and results of operations should be read together with the audited consolidated financial statements and accompanying notes and the other financial information appearing elsewhere in this prospectus.

Plan of Operation


         Over the next 12 months, we hope to continue to develop and commercialize our EI Elemental Heat Energy System, identify a real property acquisition that would provide us the opportunity to install the EI Elemental Heat Energy System in a demonstration project, and market our consumer wellness products. To date, we have generated only very limited revenue from our operations, have substantial ongoing losses, and do not have enough cash to satisfy our cash requirements for the next six months. In their report on our financial statements for the fiscal year ended October 31, 2002, our auditors stated that conditions exist that raise substantial doubt as to our ability to continue as a going concern.

         Our net losses for the year ending October 31, 2002, and the interim period dated July 31, 2003, of approximately $613,000 and $1,681,000, respectively, are primarily attributable to research and development and general and administrative costs. As of October 31, 2002, we had total assets of approximately $42,000, total current liabilities of approximately $227,000, and approximately $1,900 in cash. For the nine months ended July 31, 2003, research and development and general and administrative costs, and an impairment charge for media credits were the primary contributors to the resulting additional losses for the period of approximately $1,681,000. As of July 31, 2003, we had total assets of approximately $62,000, total current liabilities of approximately $199,000, and $7,900 in cash.

         For the fiscal year ended October 31, 2002, we had de minimis revenue of $173 from marketing our geoexchange products and approximately $8,400 from our Asia-based consumer wellness products. This approximate $8,500 aggregate revenue, with a cost of sales of approximately $6,300, constitutes our only revenue since inception. We expect to continue to incur losses at least through fiscal year 2004. In light of the development nature of our Company and the continuing costs of research and development, there can be no assurance that we will generate revenue, achieve or maintain profitability, or initiate and sustain future growth.

         Between inception and July 31, 2003, we obtained net cash of approximately $838,000 from financing activities to provide cash of approximately $781,000 required to fund operating activities and approximately $47,000 for investments. Financing activities generated approximately $681,000 from the issuance of common and preferred stock, approximately $177,000 in net loan proceeds, including approximately $117,000 in advances from stockholders, and approximately $16,000 in tenant inducements. We intend to continue to rely principally on the sale of securities, including the sale of common stock in this offering, and loans from stockholders and others to meet our cash requirements. To date, we have received approximately $164,000 in loans from stockholders. The terms of those loans are described under "Certain Transactions," page 29, herein. We will rely principally on the sale of stock in this offering to meet our requirements for additional capital. We may also seek to sell preferred stock in private placements outside the United States. We cannot assure that we will be able to sell any offered shares. We have no commitments from anyone to purchase our common stock, to loan us additional funds, or to enable us to realize value from the media credits. There is no assurance that we will be able to continue to effectively raise capital. Even if we are able to continue to access capital, there is no assurance that we will be able to do so at a cost to us that will be economically viable.

         During the nine months ended July 31, 2003, we incurred approximately $1,138,000 in general and administrative expenses and $103,000 for research and development expenses and a charge for impairment of media credits of $440,000, requiring cash of approximately $255,000. Based on this recent experience and our current level of expenditures, we estimate that we will require cash of approximately $375,000 to $400,000 for general and administrative expenses per quarter through October 31, 2004, for ongoing and expanded general and administrative expenses, including salaries to officers and directors, in addition to the funds required for our EI Elemental Heat Energy System and consumer wellness projects. Actual expenditures will depend both on the level of our general and administrative requirements and the availability of funds from this offering or other sources.

         Over the next 12 months, we plan to continue to move towards the full commercialization of the EI Elemental Heat Energy System, including seeking approvals of the Canadian Underwriters Laboratories ("CUL") and Underwriters Laboratories, Inc. ("UL") in early 2004. The EI Elemental Heat Energy System has been in operation under in-house testing conditions for nearly two years and is now being put into field-testing and pilot project applications. The first pilot project began in July 2003 and the first phase of the installation, which is the drilling and laying of the geo-field, is now complete. The cost for the completion of this first pilot project will be approximately $17,500, including the drilling, installation of the geo-field, and the purchase of all the necessary component parts. We have already paid all of the necessary expenses and acquired all of the necessary component parts. We began our second pilot project in a new home near Horseshoe Bay in West Vancouver, British Columbia, and completed drilling and laying the geofield in mid-October 2003. We are currently seeking additional locations for pilot projects.

         We anticipate that we will require approximately $1.0 million for demonstration, complete commercialization and initial marketing of the EI Elemental Heat Energy System prior to the end of our fiscal year ending October 31, 2004. This amount includes the allocation of $50,000 for the filing of patents on the technology as well as up to another $100,000 to apply for and pursue both the CUL and the UL certification approvals for the technology before it goes to turn-key manufacturing. We expect that any limited revenue from the sale of initial units prior to that date will not provide significant funds for further development, commercialization or marketing. We anticipate that we will require a minimum of $500,000 for development of the solar director and the phase change module system enhancements for our EI Elemental Heat Energy System, and that we would require up to $2,000,000 for the commercialization of all such enhancements up to the end of 2008. These enhancements are longer term prospects and do not preclude or limit the commercialization of the core system technology and will not affect our targeted commercialization of the EI Elemental Heat Energy System for fall 2004.

         We have begun a direct sales campaign for additional pilot project installations of the EI Elemental Heat Energy System, as well as for our line of water treatment/purification technologies, beginning in British Columbia, Canada, the site of our research and development operations. We hope to take a 50% advance from clients on sales orders, which would enable us to maintain sales volume and inventory without having to increase significantly our working capital requirement. We have a staff of three sales people who are to be remunerated via commission, which reduces any increment in fixed salary expenditure.

         In October 2003, we also initiated a campaign to recruit distributors for the consumer wellness products. We began test marketing in Hong Kong in May 2002, with participation in the Natural Products Expo Asia 2002. We recommenced efforts in October 2003, as SOTA's next-generation units are now manufactured in the People's Republic of China for distribution from Hong Kong. Our sales campaign will require approximately $10,000 for minimal administrative functions. In October 2003, we shipped our first SOTA products to Hong Kong. Our two salespeople in Hong Kong are to be remunerated via commission requiring no fixed salary expense, and we have payment terms with SOTA so that we can take deposits on sales orders prior to ordering, minimizing working capital requirements. If funds become available, we anticipate allocating up to $250,000 for enhanced marketing activities to draw attention from the rest of the Asian region.

         We intend to continue to look for other property during the next fiscal year that we can acquire on favorable terms that might allow us to proceed with our vision of environmentally friendly, eco-sustainable land development and permit us to create a built-in market for our EI Elemental Heat Energy System and our line of water treatment/purification technologies.

         We also anticipate that we will require approximately $2.0 million by the end of the 2004 fiscal year to expand our administrative and technical staff, provide the necessary manufacturing equipment, and purchase the required component parts to effectively manufacture our target of 3,000 units of the EI Elemental Heat Energy System by the end of fiscal 2004.

                              Business and Property

Essential Innovations Technology Corp.


         Essential Innovations Technology Corp. is providing eco-friendly lifestyle enhancement technologies for the betterment of energy, water, air and health. We are focusing our efforts on:

         o commercialization and market entry strategies for our proprietary EI Elemental Heat Energy System which uses efficient geothermal heat exchange, or geoexchange, technology at its core and is currently being used to heat and cool our Canadian research and development facility;

         o land acquisition to allow us to contribute the property and our technology expertise to a joint venture or partnership with credible development partners for development;


         o development of synergistic industry relationships and alliances, particularly with large builders and developers that recognize environmental sensitivity and energy and water conservation as an important feature of land planning and infrastructure development;


         o execution of product licensing and distribution agreements for our EI Elemental Heat Energy System as well as our water treatment and consumer wellness products; and

         o development of enhancements to the core technology of our EI Elemental Heat Energy System that we believe would improve its performance and marketability.


EI Elemental Heat Energy System

         Heat pump technology has been used for decades to provide heat supply to residential, commercial and industrial applications. Over the past decade, the industry has begun to embrace the use of geothermal heat pump technology, extracting heat from the earth to provide the necessary energy for a number of applications.

     Core Technology


         Our EI Elemental Heat Energy System is built around a geothermal heat pump, also referred to in the industry as a geoexchange technology. A geothermal heat pump is a renewable energy feature that uses the natural heat storage ability of the earth and/or groundwater to heat or cool a building. The earth absorbs and stores heat energy from the sun. To use that stored energy, heat is extracted from the earth through a liquid medium (groundwater or a propylene glycol solution) and is pumped to the heat pump or heat exchanger and then utilized to heat the building. In the summer, the process is reversed to cool the structure.

         In summer months and in climatic regions of constant heat, our heat energy system transfers excess heat into available groundwater or ground loops containing a liquid heat transfer medium. During the winter months and in climatic regions of constant cold, the opposite occurs with heat being transferred out of available groundwater or ground loops containing a liquid heat-transfer medium.


         Our EI Elemental Heat Energy System is a combination of both the geothermal and air-to-water heat pump technologies and will be classified as a dual or multisource heat pump. We use chlorine-free, commercially available refrigerants that meet applicable environmental requirements and that are effective with the range of operating temperatures of our system.


         We have incorporated a proprietary Artificial Intelligence Controls Diagnostics subsystem, or AICD, designed to regulate and monitor the system for optimum and maximized efficiencies. The AICD supports a personal computer interface with a keypad and a liquid crystal diode, or LCD, screen to make it user-friendly. We will have the ability to incorporate wireless technology with the option to include individual wireless room sensors upon installation.

         The AICD is used to determine the point at which heat energy stored in the earth or groundwater should be extracted and used or at which point heat energy should be transferred to the earth and/or groundwater. The AICD also continually collects data and has been designed to be used with a modem or advanced Ethernet connection to gather and collect system information from a remote site. As an example of the uses of AICD, it will enable the system to store historical data relating to the length of time it took the system to reach optimum temperature set point. Then for future run times, that information can be used to start the heating or cooling at precisely the right time to achieve the best temperature set point and when necessary, be able to adjust for variables such as climate and seasonal conditions.

         The AICD is also equipped with a voice correspondence component, which allows the operator to be told about the state of the system operating characteristics and conditions that occur within the unit and its controls. If no sound is preferred, the system voice can be disabled and remote notification can be provided. The system is designed to provide standard notifications, such as the outside temperature, set point and inside temperature, as well as troubleshooting notifications, such as noting the changeover from heating to cooling, the existence of a fouled or dirty filter, and other malfunctions.

         An essential part of our EI Elemental Heat Energy System is the LCD interface. The LCD screen constantly displays active and stored data, providing the operator with quality of service and performance. The keypad is outfitted with simple, easy to understand, colored pads and directional arrows that simplify data collection and storage. Our EI Elemental Heat Energy System also includes the ability to communicate to a personal computer that can display graphical information that can be modified.

         This core technology is currently being used in our research and development facility and has now been put into a packaged unit for field testing in our pilot project. Although we have a number of planned enhancements to add to this core technology over time, the EI Elemental Heat Energy System is a complete unit using only the core technology, and it is the core technology that we will now work to commercialize by late 2004.


     Planned Enhancements to the EI Elemental Heat Energy System

         There are a number of enhancements to the EI Elemental Heat Energy System that we have in the early stages of development. All of these enhancements will require substantial additional work before we can consider integrating them with the core technology, and we cannot assure that we will ever be able to do so.

         Phase Change Module Technology


         We are working to develop a proprietary phase change module that can store substantial amounts of heat energy at a minimal cost. One or more phase change modules could then be incorporated with the EI Elemental Heat Energy System. We have completed drawings and a preliminary design, but have not yet finalized the design, constructed an actual prototype of the phase change module, or written the software necessary to integrate it into the system. We intend for the phase change module to be used efficiently for either a heat source or a heat storage system. The benefits of the phase change module would be most evident when addressing periods of peak heating demand and peak cooling demand. The ability to use stored heat energy on demand, without having to recreate it, would reduce heating costs. This proprietary subsystem would reduce costs by storing excess heat that would otherwise be wasted and by reducing the size and cost of other system components. Given the current development status and our projected allocation of resources, we do not anticipate being able to integrate this system enhancement with our commercialized core technology any sooner than late 2006.


         Solar Design


         We hope to put into effect a proprietary solar director to use solar energy to reduce the total cost of system operation. We have completed our preliminary design and drawings of the solar director, but have not yet constructed the solar director or written the software necessary to integrate it into the system. We intend for our AICD subsystem to work with the solar director to continually place it in the position to best collect the sun's energy. By collecting and absorbing the sun's energy, the solar director would relieve the load on the geothermal ground loop system, in turn reducing the cost of the heat pump installation by permitting the installation of a smaller ground loop system in the overall design. The heat energy gathered from the sun could then be used to heat domestic hot water, supply heat on demand during the day, or store heat during the day in phase change modules for use at night. Given the current development status and our projected allocation of resources, we do not anticipate being able to integrate this system enhancement with our core technology any sooner than late 2008.


     EI Elemental Heat Energy System Pilot Project


         We are currently principally focused on commercialization of our EI Elemental Heat Energy System. A prototype with the core technology has been used successfully to both heat and cool our research and development headquarters in Langley, British Columbia, for nearly two years. This prototype has now been placed into a packaged system. We have identified a private, three-story home in Vancouver, British Columbia, that we will be using as our first field installation and pilot project. In the first week of July 2003, we began the installation process, and in the third week of July, we successfully completed the required drilling and placement of the ground coils into the ground. The next phase of the installation, to begin when the homeowner's renovation project has reached the appropriate stage of completion, will see us putting two EI Elemental Heat Energy Systems into the home, one of which will provide radiant floor heating to the first and second floors, while the other will provide heating for the third floor and cooling for the entire house. The EI Elemental Heat Energy Systems will be replacing a natural gas furnace and a natural gas hot water heater.

     Approvals

         We intend to submit our EI Elemental Heat Energy System to both the Canadian Underwriters Laboratories ("CUL") and Underwriters Laboratories, Inc. ("UL") for approval. We believe that approval by one or more of these organizations will enhance market acceptance of the EI Elemental Heat Energy System. In an effort to prepare for such approvals, we have chosen only component parts that have already received CUL approval, UL approval, or both. However, we have not yet submitted the EI Elemental Heat Energy System to the CUL or UL for approval, and we cannot provide any assurance that we will ultimately receive the approval of either organization.

     Colorado Property Option

         On September 23, 2003, we entered into an agreement with a Colorado landowner that gives an exclusive option to purchase approximately 650 acres near Rifle, Colorado, until December 31, 2003. Under the terms of the agreement, we have the option to purchase the property for the sum of $2.3 million. Before December 22, 2003, which is the deadline for us to provide notice of our intent to exercise the option, we intend to continue to evaluate the property and its potential for development as a demonstration project for our EI Elemental Heat Energy System.


     Additional Niche Marketing Opportunity

         We are exploring a strategic opportunity we have identified to market our EI Elemental Heat Energy System to native communities as an environmentally friendly, economical heating and cooling alternative.


         We are working to establish demonstration projects for our EI Elemental Heat Energy System in British Columbia, Canada, while exploring access to other marketplaces with the goal of initiating projects to provide a baseline reference to market to the indigenous communities of broader Canada, the United States, Australia and New Zealand.

         As one example, in Whistler, British Columbia, the Squamish Nation and Mt. Currie Indian Band have announced that during the summer of 2004 they will begin construction of a cultural center to serve high tourism demand. Whistler is a year-round resort destination of international caliber and the site of many of the events of the 2010 Winter Olympics, recently awarded to Vancouver. We are currently negotiating with the Squamish Nation and the Mt. Currie Indian Band for the installation of the EI Elemental Heat Energy System in the cultural center to provide a visible application of our EI Elemental Heat Energy System.



         Offices of the Whistler, British Columbia, and Canadian governments are cooperating in this project, which we believe would offer an opportunity to seek exposure for our product in local, regional, national and international media.


     Anticipated Pricing

         We anticipate that the EI Elemental Heat Energy System will have a target retail price ranging between $4,000 and $10,000 depending upon the total system features.


         In addition to the cost of the system, there will be a significant installation requirement for drilling and ground coil placement of from $3,000 to $10,000, dependent upon the drilling and trenching requirement. We anticipate that a typical total price for the system and installation will be between $12,000 and $20,000 for a standard residential installation. Although the cost of geoexchange technology has a higher initial capital cost than more conventional heating and cooling technologies, the user will realize substantially reduced operating costs, with payback periods on that additional upfront cost typically between three to seven years, depending on local electrical power rates.

     Other Technology

         We also have developed a line of water treatment and purification systems. These units can be designed to meet the requirements of a variety of residential or commercial applications treating municipal or rural water supplies and purifying municipal or rural water at the point at which it enters the building. System configuration and technologies can be customized depending on the water contaminants and the particular production volume and the post-treatment water quality requirements. Technologies that may be included in the overall system designs include media filtration, specific cartridge filtration, ion exchange, reverse osmosis, distillation, ozonation and ultraviolet sterilization.

         We have also acquired aeration technology that we believe has potential application as a waste water technology or as a mixing apparatus within water treatment systems. Although a provisional patent application was filed for this technology, we have not filed a full patent application and have no plans to do so at this time. Accordingly, we do not now have, and may never acquire, the protection that a patent would provide. As a result, others may develop identical or substantially similar technology and we would be unable to prevent them from bringing it to market. We currently do not have any plans to develop or use our aeration technology, although we intend to retain it because we hold it under a royalty-only agreement and it costs us nothing to do so.

Consumer Wellness Products

         On April 9, 2002, we entered into an agreement with SOTA Instruments Inc., or SOTA, of British Columbia, Canada, for the exclusive global marketing rights, excluding Canada and the United States of America, to certain consumer wellness products. Under the exclusive marketing agreement, our Asian subsidiary has agreed to identify persons or entities to enter into exclusive distribution agreements, or "distributors," with SOTA for the sale of SOTA's consumer wellness products. Under the exclusive marketing agreement, our Asian subsidiary will be paid a commission on sales made by the distributors we identify. We are also negotiating an agreement for the exclusive distribution rights for SOTA products in Hong Kong and Mainland China. If we are successful in obtaining the exclusive distribution rights, our Asian subsidiary would market SOTA's consumer wellness products directly to consumers and provide customer service and technical support.

         We began test marketing in Hong Kong in May 2002, with participation in the Natural Products Expo Asia 2002. During this period of test marketing, we generated revenue of approximately $8,400. Since that time, we have been working to formulate relationships in Hong Kong with importers, wholesalers, distributors and practitioners to build the foundation for our product launch in October 2003, as SOTA's next-generation units are now ready and being manufactured in Hong Kong. SOTA is seeking to have its newly redesigned units qualify for ISO 9000 status, an international manufacturing quality standard.

         As our Asian subsidiary proceeds to establish master dealers that are given exclusive rights in countries around the world, we will be paid based upon net sales at the following rates:


         (a) 20% of net sales for the first year following the start date;

         (b) 15% of net sales for the second year following the start date; and

         (c) 5% of net sales after the end of the second year following the start date.


         Under the distribution agreement we are currently negotiating, we would be the master dealer in Hong Kong and China, meaning that we would receive not only the commission structure described above, but also the mark-up from master dealer to the dealer and/or retail level.

         In consideration of the exclusive international marketing rights to SOTA's products, we granted SOTA options to purchase 200,000 shares of common stock, vesting in the amounts of 50,000 shares in the first year, 50,000 shares in the second year, and 100,000 shares in the third year, at a price of $0.25 per share. We expect to market and distribute the following SOTA products:

         o The Silver Pulser makes electrically-charged ionic-colloidal silver and generates micro currents of electricity.

         o The Magnetic Pulser outputs an intense, time-variant, pulsed, DC magnetic field that penetrates up to nine inches. The DC-pulsed field creates gentle electrical microcurrents in living organic materials that contain an electrolyte such as saline.

         o        The Water O3Zonator saturates eight ounces of water with ozone
                  (O3) in less than two minutes, achieving an ORP (Oxidation Reduction Potential) of over 800 millivolts. The Water O3Zonator can operate from a 12 volt DC power source like an automobile battery or a solar panel.

         o The Bio-Tuner is an electronic system that applies specific frequencies and harmonics. The Bio-Tuner, based on cranial electrical stimulation research, outputs a modified rectilinear waveform with over 500 harmonic frequencies in each pulse.


Competitive Business Conditions


         There are a number of companies already active in the areas of heat exchange technology development and distribution that are substantially larger and better funded than we are and that have significantly longer histories in the respective marketplace. Our principal competitors for the commercialization of our EI Elemental Heat Energy System will be Econar Energy Systems, Water Furnace International and Climate Master, as well as others, almost all of which have greater financial, technical, managerial and marketing resources than we.

         We believe competition in marketing heat exchange technology is based principally on the initial price of units as compared both with other heat exchange systems and traditional systems, the period estimated to be required to recoup any higher installation costs from energy savings during operation, the reliability of the system, public familiarity with and acceptance of heat exchange systems, and the reputation of the manufacturer.

         In our effort to address competition, we have initiated discussions with a number of large developers for joint venture or partnership possibilities. In seeking relationships with developers, we emphasize the possible public image benefits from using environmentally friendly technologies, as well as marketing and revenue benefits. We also believe that by acquiring land, we may be able to contribute to land to a project to attract a developer for a possible joint venture. We would require in a joint venture that development of the property use our technology throughout, so that we can create our own market to use our technology.

         In an effort to address competition, we also recruited Peter Bond, a principal in both Water Furnace International and Climate Master, Inc., two of our competitors in the industry, to join our board of directors in August 2003. We expect Mr. Bond to take a very active role in the commercialization and manufacturing of our EI Elemental Heat Energy System. Mr. Bond was instrumental in the development of Water Furnace International and Climate Master, Inc.

         There are many corporations active in marketing consumer wellness products that are larger and better funded than we are and that have longer histories in this industry. A large number of those companies, including Dabur, Terumo and Nikken, are currently marketing their products in Asia. In order to compete, we expect to rely on the efforts of SOTA to assist in our marketing and promoting efforts.


Properties


         Our United States office is located in Bellingham, Washington. Our administrative, research and development facility is currently located in Langley, British Columbia, Canada, occupying approximately 7,000 square feet. We have performed significant leasehold improvements to the site. Our current lease expires in 2004 and has a three-year renewal option. In addition, we have the option to lease 2,000 square feet of space if so required. We believe that these facilities will be more than adequate in the future for our continued research and development needs. We are currently considering locations in Bellingham, Washington, for a manufacturing plant to accommodate a manufacturing capability for us within the next 12 months.


         We intend to maintain our research and development in the lower mainland region of British Columbia, Canada, for the foreseeable future because:

         o We believe this particular geographic region is home to other alternative energy companies.

         o We know of no other manufacturer of geoexchange technology in Western Canada.

         o We believe there are available, educated, human resources with particular educational and work experience in the alternative energy field.

         o The Canadian government has programs to grant initiatives and joint environmental development projects and that may enable us to expedite our research and development efforts as we move toward commercialization of the EI Elemental Heat Energy System with members of the federal and provincial funding agencies.

         o This area has strong business and cultural connections to Asia, particularly the Pacific Rim, which we believe will facilitate dealing with Asian customers, our Asian subsidiary and our potential Asian strategic associates.

         o Travel from Vancouver to numerous destinations in Asia is available on a regular, nonstop basis.

         o We believe we can continue research and development efforts in Canada more economically than in the United States because of the relative strength of the Canadian dollar.

Legal Proceedings

         We are not a party to any material pending proceedings, and no material legal proceedings have been threatened by us or, to the best of our knowledge, against us.

                                   Management

         All of the directors will serve until the next annual meeting of stockholders or until their earlier death, retirement, resignation or removal. Executive officers serve at the discretion of the board of directors and are appointed to serve until the first board meeting following the annual meeting of stockholders.

         The following table sets forth the name, age, and position of each of our current directors and executive officers:

                Name           Age                Title
----------------------------- ----- ----------------------------------

Jason McDiarmid                 33  President, Chief Executive Officer
                                    and Director
Steve Wuschke                   29  Chief Technical Officer and Director
Kenneth G.C. Telford            54  Secretary/Treasurer, Chief Financial Officer
                                    and Director
Peter Bond                      65  Director
David Rezachek, Ph.D., P.Eng.   52  Director
William Yang, P.Eng.            56  Director
William Baumgartner, P.Eng.     71  Director
Jeane Manning                   61  Director
Stevan Perry                    32  Vice-President Systems Integration


         The principal occupation, title and business experience of our executive officers and directors during the past five years, including the names and locations of employers, are indicated below.

Executive Officers


         Jason McDiarmid has been our president, chief executive officer and a director since 2001. Mr. McDiarmid is a 1994 graduate of the British Columbia Institute of Technology in the Department of International Trade and Transportation. From 1997 through 1999, Mr. McDiarmid served as president and founder of Global Diversification Investment Corporation, a company with which he created, wrote, published and distributed "Diversity; Gearing your Funds Toward a Successful Portfolio," a stock market newsletter publication sold throughout North America. That newsletter publication, which provided publicly-traded companies the opportunity to advertise to a network of new potential investors, ceased publication in 1999. From 1999 through 2001, Mr. McDiarmid was not actively seeking employment and was investigating opportunities in the renewable energy field and working with other of our principals on matters preliminary to our incorporation. Mr. McDiarmid currently resides in British Columbia, Canada.

         Steve Wuschke has served as our chief technical officer and a director since 2001. Mr. Wuschke is a 1996 honors graduate of Kwantlen University from the Department of Robotics and Automation. Following graduation, he completed the Technical Project Management Program at Simon Fraser University in British Columbia. From 1996 to 2001, Mr. Wuschke was lead project manager for special interface designs working directly with research and development for Delta Controls Inc., a globally recognized automation and controls company. During his time at Delta Controls, Mr. Wuschke was assigned to Chicago for a year where he worked on contract for Arrowhead Environmental as an applications engineer designing and implementing building automation systems for high-rise hotels, commercial and institutional buildings. During his schooling, Mr. Wuschke received the "Presidents Award of Excellence" for academic achievement and built an electric vehicle for his final thesis project. Mr. Wuschke is the inventor whose proprietary designs we will implement and proceed to patent in the development of our EI Elemental Heat Energy System. He will serve as head of our research and development program and oversee design and testing of the heat energy system. Mr. Wuschke currently resides in British Columbia, Canada.

         Kenneth G.C. Telford has been our chief financial officer, secretary and a director since January 1, 2003. Mr. Telford is both a Chartered Accountant (Canada) and Certified Public Accountant (USA). Mr. Telford has been a partner in Telford Sadovnick, PLLC, Certified Public Accountants in the United States since 1998. Mr. Telford has been the chief financial officer and secretary for Brek Energy Corporation, a publicly traded company, since July 1, 2000. Mr. Telford was also previously a partner in Sadovnick Telford + Skov Chartered Accountants in Canada from 1994-2001 and in the international accounting firm Touche Ross & Co. (now Deloitte & Touche), as well as chief operating officer and chief financial officer of an automotive rental company called Tropical Rent a Car Systems, Inc. Mr. Telford has advised numerous companies, operating in both North America and Asia Pacific, on a broad range of financial and business matters. Mr. Telford currently resides in Hong Kong, SAR, China.

         Stevan Perry has been our vice-president for systems integration since 2001. Mr. Perry worked as a robotics and automation specialist at Delta Controls from 2000 to 2001. At Delta Controls, he was involved with setup, programming and troubleshooting for BACnet upgrades to meet with the most recent industry protocols within the controls and automation development field. From 1996 to 2000, Mr. Perry was an HVAC applications engineer with Weber Controls, responsible for mechanical systems commissioning, project management, CADD drawing, design and end-user training and system demonstrations. Mr. Perry has attended training sponsored by the American Society of Heating, Refrigerating and Air-conditioning Engineers ("ASHRAE") and has a vast network of contacts throughout the automation and controls industry, as well as a network of family connections within the environmental engineering industry. Mr. Perry has both Canadian and British citizenship and currently resides in British Columbia, Canada.


Board of Directors


         Peter Bond has over 18 years experience in the energy conservation industry at various levels including management, advisory and consulting. Since 1999, Mr. Bond has served as the general manager of Koax Corporation, a manufacturer of heat pump components, responsible for all facets of operating the manufacturing facility for heat pump components such as engineering, marketing, sales and day-to-day plant operations. From 1997-1999, Mr. Bond served as the director of plant operations for Climate Master, Inc. of Oklahoma City, Oklahoma. He was in charge of the entire plant, including the reorganizing of the manufacturing facility for Climate Master, Inc. From 1993 to 1997, Mr. Bond was a principal of and investor in Earth Energy Technologies of Billings, Montana. From 1984 through 1993, he served with Water Furnace International Industries (WFI Industries) in various capacities from a principal and an officer to a role as a consultant, to his final role as the chief operating officer in his last three years there. Mr. Bond currently resides in Oklahoma City, Oklahoma, USA.

         Dr. David Rezachek, Ph.D., P.Eng., has more than 25 years of experience in energy and environmental systems research, design, demonstration, analysis, engineering and project management. He has been a registered professional mechanical engineer in the state of Hawaii for more than 16 years. He has also served as project manager for dozens of projects in the areas of renewable and conventional energy, energy efficiency and conservation, electric and hybrid vehicles, alternative fuels, energy and engineering education, and environmental engineering. Since 1993, he has been the president of Rezachek and Associates, an environmental consulting firm. Many of these projects involved research, development, demonstration and commercialization of new and relatively untested technologies, systems and concepts. Prior to completing his Ph.D. in 1991, Dr. Rezachek completed a Master's thesis on the "Application of Heat Pumps to Residential Water Heating (Evaluation of Solar Assisted Heat Pumps)," which relates directly to our first prototype development, the "EI Elemental Heat Energy System," providing us a wealth of direct and applicable experience and knowledge towards this proprietary innovation. Dr. Rezachek currently resides in Oahu, Hawaii, USA.

         William Yang, P.Eng., has substantial engineering project management experience, having been employed with the Canadian Federal Government (Transport Canada and Department of Energy, Mineral Mine and Resources) from 1976 to 1981 and in private sector industry (General Motors of Canada) from 1973 to 1976. From 1981 to 1999, he was involved in the power-engineering sector working with China Light and Power Company in Hong Kong, one of the largest power companies in southeast Asia. With China Light and Power, he was responsible for implementing strategic planning and new power plant studies (coal, gas and nuclear plants) with business partners that included Exxon, ARCO and Guangdong Electric of China. His responsibilities also included the handling of contract negotiations worth multimillions in fuel and shipping agreements. Mr. Yang was awarded a degree in Mechanical Engineering from Queens' University in Kingston, Ontario, in 1973, and is a member of the Associations of Professional Engineers of Ontario. Most recently, Mr. Yang has been responsible for sourcing and facilitating our new business development, project management and marketing activities in Asia. Mr. Yang currently resides in Shenzhen, China.

         William Baumgartner, P.Eng., is an experienced hands-on engineer with over 30 years expertise in scientific and engineering programs involving research, planning, design, management and construction with West Coast Transmission Company, a large client of both GE and Westinghouse in the development of jet engines and large-scale turbines, from 1968 through 1976. Since then, while traveling throughout Europe, Asia and Australia, he began to successfully manufacture and market boundary layer pumps and turbines for multiple applications based on Tesla principles of design. Mr. Baumgartner is a practical experimenter, building and developing all his own prototypes while at the same time having the theoretical understanding of technologies, coupled with the ability to communicate the ideas and methodology. Mr. Baumgartner designed and built his first Tesla (boundary layer) air turbine in 1973. The boundary layer pump utilizes the boundary layer friction within the working fluid to produce a pumping effect or turbine effect, and in certain applications far exceeds the efficiency and other performance characteristics of other pumps and turbines. Mr. Baumgartner has successfully manufactured and marketed his boundary layer pumps in small quantities around the world since the late 1970s. Mr. Baumgartner currently resides in British Columbia, Canada.

         Jeane Manning is a freelance journalist and published author who since 1981 has traveled throughout North America and Europe to report on new-energy technologies. During past years, she worked as a newspaper reporter and editor. She previously served as a board member on two other new-energy organizations, one of which is Blue Energy focusing on the use of tidal power for energy creation. Ms. Manning received her B.A. degree in sociology (cum laude) from the University of Idaho in 1963. Her articles and essays have appeared in numerous energy journals as well as several books, and in her most recent book, "The Coming Energy Revolution," she provides us with an intriguing and insightful look at the forces behind the free-energy movement. Ms. Manning currently resides in British Columbia, Canada.


Executive Compensation


         During the period beginning at our inception on February 9, 2001, and ending October 31, 2001, we paid our chief executive officer, Jason McDiarmid, $18,523. During the fiscal year ended October 31, 2002, we paid Mr. McDiarmid $10,671. From November 1, 2002, through July 31, 2003, we were obligated under an oral employment agreement to pay Mr. McDiarmid $10,000 per month. Of the amount due Mr. McDiarmid for the nine months ended July 31, 2003, we paid him $4,743 and accrued but deferred payment of $85,258. In September 2003, we formalized agreements with Mr. McDiarmid and certain other officers under which they agreed to forsake and waive any claim to payment of the salaries that have accrued and were unpaid at July 31, 2003, in consideration of the issuance of options to purchase shares of our common stock at the price of $0.75 per share. Mr. McDiarmid received options to purchase 113,000 shares of our common stock under this agreement.

         Effective August 1, 2003, our board of directors approved employment terms with Messrs. Jason McDiarmid, our chief executive officer, Kenneth Telford, our chief financial officer, and Steve Wuschke, our chief technical officer, at salaries of $165,000, $150,000, and $132,000, respectively. Through the date of this prospectus, salaries for each of these officers from August 1 forward have been accrued but unpaid and will remain so until such time as the board of directors determines that we have sufficient financial resources to commence payment.


Equity Compensation Plan Information


         As of October 31, 2003, we had authorized securities for issuance under equity compensation plans that had not been approved by the stockholders, but none under equity compensation plans that were approved by the stockholders. The following table shows the aggregate amount of securities authorized for issuance under all equity compensation plans as of October 31, 2003:

                                                                                            Number of securities
                               Number of securities to be                                 remaining available for
                                issued upon exercise of     Weighted-average exercise      future issuance under
                                  outstanding options,         price of outstanding      equity compensation plans
                                      warrants and              options, warrants          (excluding securities
                                         rights                     and rights            reflected in column (a))
        Plan Category                     (a)                          (b)                          (c)
---------------------------------------------------------------------------------------------------------------------

Equity compensation
    plans approved by
    security holders.......                    --                      --                                --
Equity compensation
    plans not approved by
    security holders.......             4,568,000                      $0.74                             --
                                      ------------
Total......................             4,568,000                      $0.74                             --

         We have granted options to purchase 4,568,000 shares of our common stock to our officers, directors, employees and consultants as compensation for their services. Those options are immediately vested, have exercise prices ranging from $0.25 to $1.00, and expire beginning in 2007 and ending in 2012.


Indemnification of Officers and Directors


         Our articles of incorporation and bylaws provide for the indemnification of our officers, directors and others to the maximum extent permitted by Nevada law. Accordingly, our officers and directors would be entitled to indemnification under a variety of circumstances, which may include liabilities under the Securities Act of 1933.


         Insofar as indemnification under the Securities Act of 1933 may be permitted to directors, officers and controlling persons pursuant to the foregoing provisions, we have been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is contrary to public policy as expressed in the Securities Act of 1933 and therefore is unenforceable.

Limitation on Liability


         Our articles of incorporation limit the liability of directors to the maximum extent permitted by Nevada law. In addition, our bylaws require us to indemnify our directors and officers and allow us to indemnify our other employees and agents to the fullest extent permitted at law. At present, we are aware of no material pending litigation or proceeding involving any director, officer, employee or agent in which indemnification will be required or permitted. We are not aware of any threatened litigation or preceding that might result in a claim for indemnification. If we permit indemnification for liabilities arising under the Securities Act to directors, officers or controlling persons under these provisions, we have been informed that, in the opinion of the Securities and Exchange Commission, this indemnification is against public policy as expressed in the Securities Act and is unenforceable.


         A majority of our directors and our auditors are residents of Canada. As a result, it may be difficult for our stockholders residing in the United States to effect service of process within the United States upon such directors and experts who are not residents of the United States. It may also be difficult to realize in the United States upon judgments of courts of the United States predicated upon civil liability of such directors and experts under the United States federal securities laws. Canadian courts may not (i) enforce judgments of United States courts of competent jurisdiction obtained against such directors or experts predicated upon the civil liabilities provisions of such securities laws, or (ii) impose liabilities in original actions against such directors and experts predicated solely upon such securities laws. Accordingly, United States stockholders may be forced to bring actions against our directors and experts under Canadian law and in Canadian courts in order to enforce any claims that they may have against such directors and experts. Subject to necessary registration under applicable provincial corporate statutes in the case of a corporate stockholder, Canadian courts do not restrict the ability of nonresident persons to sue in their courts.


                             Principal Stockholders


         The following table sets forth certain information as of October 31, 2003, with respect to the beneficial ownership of the our common stock by each beneficial owner of more than 5% of the outstanding shares of our common stock, each director, and all executive officers and directors as a group, specifically indicating the number of shares of common stock owned by each such person and group and the percentage of our common stock so owned. Each person has sole voting and investment power with respect to the shares of common stock, except as otherwise indicated:

                                                                                    Assume Company's Sale of(1)
                                                                                  -------------------------------
                                                          Before Offering          1,000,000 2,000,000 3,308,288
                                          --------------------------------------- ---------- --------- ----------
            Stockholder (2)                 Description        Number    %(3)(4)   %(3)(4)    %(3)(4)   %(3)(4)
----------------------------------------- ---------------- ------------ --------- ---------  --------- -----------
Common Stock:
  Morpheus Financial Corp...............  Common stock        1,100,000    9.4%       8.6%       8.0%      7.3%
    (Principal stockholder)               Options               500,000    4.1        3.8        3.5       3.2
    Room 603-4 Valley Centre                                -----------
    80-82 Morrison Hill Road                                  1,600,000   13.1       12.1       11.2      10.3
    Wanchai, Hong Kong

  Ecogenics Limited.....................  Common stock          800,000    6.8        6.3        5.8       5.3
    (Principal stockholder)
    # 1703, 17th Floor
    Hing Yip Commercial Centre
    272-284 Des Voeux Rd Central
    Hong Kong SAR

                                       27

                                                                                    Assume Company's Sale of(1)
                                                                                  -------------------------------
                                                          Before Offering          1,000,000 2,000,000 3,308,288
                                          --------------------------------------- ---------- --------- ----------
            Stockholder (2)                 Description        Number    %(3)(4)   %(3)(4)    %(3)(4)   %(3)(4)
----------------------------------------- ---------------- ------------ --------- ---------  --------- -----------
  Fannie Mao Guterres...................  Common stock          790,580    6.7        6.2        5.7       5.2
    (Principal stockholder)
    1004 - 2680 Bayshore Drive
    Vancouver, B.C.
    V6G 3H6

  Jason McDiarmid.......................  Common stock        1,175,000   10.0        9.2        8.5       7.8
    (Principal stockholder, director      Options (5)           913,000    7.2        6.7        6.2       5.7
     and officer)                                           -----------
    Suite 200, 10125 199B Street                              2,088,000   16.5       15.3       14.2      13.1
    Langley, BC Canada V1M 3W9

  Stevan Perry..........................  Common stock        1,098,000    9.3        8.6        8.0       7.3
    (Principal stockholder                Options (5)           803,000    6.4        5.9        5.5       5.1
     and officer)                                           -----------
    Suite 200, 10125 199B Street                              1,901,000   15.1       14.0       13.1      12.0
    Langley, BC Canada V1M 3W9

  Steve Wuschke.........................  Common stock        1,550,000   13.2       12.2       11.3      10.3
    (Principal stockholder, director      Options (5)           912,000    7.2        6.7        6.2       5.7
     and officer)                                           -----------
    Suite 200, 10125 199B Street                              2,462,000    19.4       18.0       16.8      15.4
    Langley, BC Canada V1M 3W9

  Kenneth G.C. Telford..................  Common stock          417,000    3.5        3.3        3.0       2.8
    (Director and officer)                Options (5)           575,000    4.7        4.3        4.0       3.7
    200-10125, 199B Street                                  -----------
    Langley, BC Canada V1M 3W9                                  992,000    8.0        7.4        6.9       6.3

  William Baumgartner...................  Common stock           70,000    0.6        0.5        0.5       0.5
    (Principal stockholder                Options (5)           100,000    0.8        0.8        0.7       0.7
     and director)                                          -----------
    Suite 200, 10125 199B Street                                170,000    1.4        1.3        1.2       1.1
    Langley, BC Canada V1M 3W9

  William Yang .........................  Common stock           50,000    0.4        0.4        0.4       0.3
    (Director)                            Options (5)           100,000    0.8        0.8        0.7       0.7
    Suite 200, 10125 199B Street                            -----------
    Langley, BC Canada V1M 3W9                                  150,000    1.3        1.2        1.1       1.0

  Jeane Manning.........................  Common stock            5,000    0.0        0.0        0.0       0.0
    (Director)                            Options (5)            50,000    0.4        0.4        0.4       0.3
    Suite 200, 10125 199B Street                            -----------
    Langley, BC Canada V1M 3W9                                   55,000    0.5        0.4        0.4       0.4

  David Rezachek........................  Common stock           25,000    0.2        0.2        0.2       0.2
    (Director)                            Options (5)            50,000    0.4        0.4        0.4       0.3
    Suite 200, 10125 199B Street                            -----------
    Langley, BC Canada V1M 3W9                                   75,000    0.6        0.6        0.5       0.5

  Peter Bond............................  Common stock           25,000    0.2        0.2        0.2       0.2
    (Director)                            Options (5)            50,000    0.4        0.4        0.4       0.3
    Suite 200, 10125 199B Street                            -----------
    Langley, BC Canada V1M 3W9                                   75,000    0.6        0.6        0.5       0.5

                                       28

                                                                                    Assume Company's Sale of(1)
                                                                                  -------------------------------
                                                          Before Offering          1,000,000 2,000,000 3,308,288
                                          --------------------------------------- ---------- --------- ----------
            Stockholder (2)                 Description        Number    %(3)(4)   %(3)(4)    %(3)(4)   %(3)(4)
----------------------------------------- ---------------- ------------ --------- ---------  --------- -----------
All officers and directors
  as a group (9 persons)................  Common stock        4,415,000   37.6       34.6       32.1      29.3
                                          Options (5)         3,553,000
                                                            -----------
                                                              7,968,000   52.0       48.9       46.0      42.8
                                                            ===========
Preferred Stock:
  Millennium Capital Quest Corp.........  Series A
    (Principal stockholder)               Preferred Stock       400,000
    222 Munson Road
    Wolcott, CT  06716

-------------------
(1) Without giving effect to the sale of any shares by such stockholders in the offering. See Selling Stockholders at page 33.


(2) Except as otherwise noted, shares are owned beneficially and of record, and such record stockholder has sole voting, investment and dispositive power.
(3) All percentages are calculated as if the 400,000 shares of preferred stock issued and outstanding had been converted to common stock.
(4) Calculations of total percentages of ownership outstanding for each individual assume the exercise of currently vested options held by that individual to which the percentage relates. Percentages calculated for totals of all executive officers and directors as a group assume the exercise of all vested options held by the indicated group.

(5) These vested options and immediately-exercisable warrants give the holders the right to acquire shares of common stock at prices ranging from $0.25 to $1.00 per share with various expiration dates ranging from 2007 to 2012.


                              Certain Transactions


Stock and Option Issuances

         At April 30, 2001, we issued 70,000 shares of our common stock to Diana Allen, William Baumgartner, David Rezachek, and Jeane Manning, all members of our board of directors on that date, at the par value of $0.001 per share, in recognition of their service on our board of directors.


         In April 2002, William Baumgartner, a member of our board of directors, purchased 20,000 shares of our common stock for a total of $10,000, or $0.50 per share.

         In April 2003, William Baumgartner, a member of our board of directors, purchased 35,000 shares of our common stock for a total of $35,000, or $1.00 per share.


         In September 2003, the board of the Company ratified an agreement entered into on July 31, 2003, and agreed to issue 67,000 shares of our common stock to Kenneth G.C. Telford, a director and our chief financial officer, upon the conversion of $50,000 owed to him in accrued but unpaid salary at an agreed conversion rate of $0.75 per share. At Mr. Telford's request, those shares were issued in the name of Denon Capital Strategies, Ltd., an entity of which he is a director. Also in September 2003, we agreed to issue to Mr. Telford 200,000 shares of our common stock as consideration for his agreement to enter into a new employment agreement with us. Mr. Telford represented in writing that he was not a resident of the United States, acknowledged that the securities constituted restricted securities, and consented to a restrictive legend on the certificates to be issued. This transaction was made in reliance on Regulation S.

         In September 2003, we agreed to issue 25,000 shares of our common stock to Peter Bond in recognition of his agreement to serve on our board of directors. Mr. Bond acknowledged in writing that the securities constituted restricted securities and consented to a restrictive legend on the certificates to be issued.

         In September 2003, the board of the Company ratified agreements entered into on July 31, 2003, with three of our executive officers, two of whom are also directors, to issue options to purchase an aggregate of 278,000 shares of our common stock, upon the conversion of a total of $208,786 owed to them in accrued but unpaid salary. Also in September 2003, we agreed to issue the same three executive officers options to purchase an aggregate of 650,000 shares of our common stock as consideration for their agreements to enter into new employment agreements with us. Each of the executive officers was not a resident of the United States, and each acknowledged that the securities constituted restricted securities and consented to a restrictive legend on the certificates to be issued. This transaction as made in reliance on Regulation S.

Loans


     Morpheus Financial Corporation


         On June 1, 2001, Morpheus Financial Corporation, of which our director William Yang was then a director and deemed the beneficial owner, purchased 400,000 shares of our common stock for a total of $100,000, or $0.25 per share.

         Since our inception, we have borrowed a total of $103,440 from Morpheus Financial Corporation. William Yang, a member of our board of directors, was a principal of Morpheus until September 2003. Of those loans, $30,000 were loaned under an agreement that we will repay them when we are able to do so and that we will pay 12% interest on the principal amount equaling $3,600, regardless of when repayment is made. As additional consideration for the granting of the $30,000 loan, we also issued to Morpheus a five-year warrant to purchase 50,000 shares of our common stock at a price of $0.35 per share. These loans were not the result of arm's-length negotiations; however, we believe them to be on terms as favorable as or more favorable to us than we would have been able to obtain elsewhere. During the fiscal quarter ended April 30, 2003, Morpheus agreed to convert $72,645 of the $103,440 balance outstanding into 290,580 shares of our common stock, or at $0.25 per share. The shares were recorded at their estimated fair value of $145,790, calculated by reference to the market value of the shares at the time of the settlement, and we recognized a loss on settlement of $72,645. At the date of this prospectus, the remaining loan amount now outstanding to Morpheus totals $33,600, including interest. (See note 7 to our audited consolidated financial statements for the fiscal year ended October 31, 2002, and note 6 to our unaudited financial statements for the nine-month period ended July 31, 2003.)


     Norm Wuschke


         In April 2002, we borrowed CDN$45,000 (approximately US$30,000 as of the date of the loan) from Norm Wuschke. Mr. Wuschke is the father of Steve Wuschke, a member of our board of directors and our chief technology officer. This loan was to be repaid when we were able to do so and required us to pay 12% interest on the principal amount, regardless of when repayment was made. As additional consideration for the granting of the loan, we also issued to Mr. Wuschke a five-year warrant to purchase 50,000 shares of our common stock at a price of $0.35 per share. This loan was not the result of arm's-length negotiations; however, we believe its terms to be as favorable as or more favorable to us than we would have been able to obtain elsewhere. On February 4, 2003, the principal amount of the loan was repaid with the accrued interest paid April 9, 2003. This loan was repaid in full by converting $20,000 of the loan amount into 80,000 shares of common stock, or at $0.25 per share, and repaying the remaining $13,600 of principal and accrued interest in cash. (See note 6 to our audited financial statements for the fiscal year ended October 31, 2002, and note 5 to the unaudited financial statements for the nine-month period ended July 31, 2003.)

     Steve Wuschke

         On April 1, 2003, Steve Wuschke, a director and executive officer of ours, loaned us CDN$45,000 (approximately US$30,600 as of the loan date). The loan is at 8% per annum interest, with monthly interest-only payments, and the entire principal due on or before April 1, 2004. As partial consideration for making the loan, we granted Mr. Wuschke warrants to purchase 50,000 shares of our common stock, expiring in 2012, with 25,000 of the warrants exercisable at $0.25 per share and the remaining 25,000 exercisable at $0.50 per share. This loan was not the result of arm's-length negotiations; however, we believe its terms to be as favorable as or more favorable to us than we would have been able to obtain elsewhere. (See note 15(b) to our audited financial statements for the fiscal year ended October 31, 2002, and note 5 to the unaudited financial statements for the nine-month period ended July 31, 2003.)

     Jason McDiarmid

         On October 1, 2003, we borrowed $33,000 from Jason McDiarmid, our president and chief executive officer. The loan is payable on demand after March 31, 2004, accrues interest at the rate of 12%, regardless of the date of repayment, and is unsecured. As additional consideration for making of the loan, we also issued to Mr. McDiarmid options to purchase 25,000 shares of our common stock at an exercise price of $0.25 per share and options to purchase 25,000 shares of our common stock at an exercise price of $0.50 per share, all of which are exercisable until January 1, 2011. This loan was not the result of arm's-length negotiations; however, we believe its terms to be as favorable as or more favorable to us than we would have been able to obtain elsewhere. (See note 12(j) to the unaudited financial statements for the nine-month period ended July 31, 2003.)

         On October 20, 2003, we borrowed $10,000 from Jason McDiarmid, our president and chief executive officer. The loan is payable on demand after March 31, 2004, accrues interest at the rate of 9% per year, calculated and payable monthly, and is unsecured. This loan was not the result of arm's-length negotiations; however, we believe its terms to be as favorable as or more favorable to us than we would have been able to obtain elsewhere. (See note 12(j) to the unaudited financial statements for the nine-month period ended July 31, 2003.)

     Kenneth G.C. Telford

         In two installments on August 14, 2003, and September 1, 2003, we borrowed an aggregate of CDN$6,000 (approximately US$4,300) on the dates of the installments. This loan is payable on demand after March 31, 2004, accrues interest at the rate of 9% per year, calculated and payable monthly, and is unsecured. This loan was not the result of arm's-length negotiations; however, we believe its terms to be as favorable as or more favorable to us than we would have been able to obtain elsewhere. (See note 12(k) to the unaudited financial statements for the nine-month period ended July 31, 2003.)

                            Description of Securities

         We are authorized to issue 100,000,000 shares of common stock, $0.001 par value, and 10,000,000 shares of preferred stock, $0.001 par value.

Common Stock


         As of October 31, 2003, we had 11,355,985 shares of common stock issued and outstanding and 400,000 shares reserved for conversion of the Series A Preferred Stock. The holders of common stock are entitled to one vote per share on each matter submitted to a vote at any meeting of stockholders. Holders of common stock do not have cumulative voting rights, and therefore, a majority of the outstanding shares voting at a meeting of stockholders is able to elect the entire board of directors, and if they do so, minority stockholders would not be able to elect any members to the board of directors. Our bylaws provide that a majority of our issued and outstanding shares constitutes a quorum for stockholders' meetings, except with respect to certain matters for which a greater percentage quorum is required by statute.


         Our stockholders have no preemptive rights to acquire additional shares of common stock or other securities. Our common stock is not subject to redemption and carries no subscription or conversion rights. In the event of liquidation of our company, the shares of common stock are entitled to share equally in corporate assets after satisfaction of all liabilities and the payment of any liquidation preferences.

         Holders of common stock are entitled to receive such dividends, as the board of directors may from time to time declare out of funds legally available for the payment of dividends. We seek growth and expansion of our business through the reinvestment of profits, if any, and do not anticipate that we will pay dividends on the common stock in the foreseeable future.


         As of October 31, 2003, we had reserved for issuance on exercise of options and warrants an aggregate of 5,120,000 shares of common stock, with a weighted average exercise price of approximately $0.71 per share.


Preferred Stock


         Under our articles of incorporation, our board of directors is authorized, without stockholder action, to issue preferred stock in one or more series and to fix the number of shares and rights, preferences and limitations of each series. Among the specific matters that may be determined by the board of directors are the dividend rate, the redemption price, if any, conversion rights, if any, the amount payable in the event of any voluntary liquidation or dissolution of our company and voting rights, if any. As of October 31, 2003, there were 400,000 shares of Series A Preferred Stock issued and outstanding. The Series A Preferred Stock carries a liquidation preference of $3.75 per share, is convertible to common stock on a one-for-one basis, and is redeemable by us at $0.01 per share if the purchaser fails to meet certain contractual obligations.

                              Selling Stockholders

         The following table sets forth certain information regarding beneficial ownership of common stock of each selling stockholder and as adjusted to give effect to the sale of the common stock offered through this prospectus:


                                                                          After Offering
                                Before                -----------------------------------------------------------
                               Offering       To       Percent, assuming sale by the Company of shares indicated
                             ------------     Be      -----------------------------------------------------------
Name of Beneficial Owner       Number**    Registered   Number**     None      1,000,000   1,500,000    3,308,288
------------------------       --------    ----------   --------     ----      ---------   ---------    ---------
Stevan Perry(1) .........     1,098,000      125,000     973,000      8.6%         7.9%        7.6%        6.6%
Steve Wuschke(2).........     1,550,000      125,000   1,425,000     12.5         11.5        11.1         9.7
Jason McDiarmid(3) ......     1,175,000      125,000   1,050,000      9.2          8.5         8.2         7.2
William Yang(4) .........        50,000       25,000      25,000       *            *           *           *
William Baumgartner(5) ..        70,000       25,000      45,000       *            *           *           *
Kenneth G.C. Telford(6) .       417,000       90,000     327,000      2.9          2.6         2.5         2.2
Peter Bond ..............        25,000       10,000      15,000       *            *           *           *
Morpheus Financial Corp.      1,100,000      300,000     800,000      7.0          6.5         6.2         5.5
Ecogenics Limited .......       800,000      300,000     500,000      4.4          4.0         3.9         3.4
Fannie Mao Guterres .....       790,580      150,000     640,580      5.6          5.2         5.0         4.4
Brent McIver  ...........        25,000       12,500      12,500       *            *           *           *
J. Carl Guterres  .......        22,000       11,000      11,000       *            *           *           *
Sienna McCandless  ......        22,000       11,000      11,000       *            *           *           *
Maria Paskalidis  .......        88,000       44,000      44,000       *            *           *           *
Amber McCandless  .......        22,000       11,000      11,000       *            *           *           *
Sanju S. Sandhu  ........        88,000       22,000      66,000       *            *           *           *
Stephanie Millward  .....        22,000       11,000      11,000       *            *           *           *
Katherine Tom  ..........        44,000       44,000           -       *            *           *           *
Marco Abenante  .........       204,600      100,000     104,600       *            *           *           *
Carmine Clemente  .......        22,000       11,000      11,000       *            *           *           *
David Fiorvento  ........        22,000       11,000      11,000       *            *           *           *
Michael Villafuerte  ....        22,000       11,000      11,000       *            *           *           *
Paul Yu  ................       116,000      116,000           -       *            *           *           *
Geoff Shoji  ............        44,000       44,000           -       *            *           *           *
Troy Wood  ..............        22,000       11,000      11,000       *            *           *           *
Ryan Wallace  ...........        54,000       33,000      21,000       *            *           *           *
Thomas Foltyn  ..........        22,000       11,000      11,000       *            *           *           *
Erick Factor  ...........        22,000       22,000           -       *            *           *           *
Lyle Hampton  ...........       122,000       11,000     111,000      1.0           *           *           *
Craig Stann  ............        44,000       22,000      22,000       *            *           *           *
Rory Stowell  ...........        40,000       40,000           -       *            *           *           *
Billy Paskilidis  .......        20,000       10,000      10,000       *            *           *           *
Harpreet Singh Mann  ....        20,000       10,000      10,000       *            *           *           *
Constantine Paskilidis...        20,000       10,000      10,000       *            *           *           *
Michael Scanlan  ........        20,000       10,000      10,000       *            *           *           *
Russell Gowanlock  ......        10,000        5,000       5,000       *            *           *           *
Kenn Buxton  ............        28,000       11,500      16,500       *            *           *           *
Simon Daniels  ..........        10,000        5,000       5,000       *            *           *           *
Marcie Harriott  ........        32,000       16,000      16,000       *            *           *           *
Dominic Stann  ..........        10,000        5,000       5,000       *            *           *           *
Aaron Davison  ..........        10,000        5,000       5,000       *            *           *           *
Cliff Wuschke  ..........        10,000        5,000       5,000       *            *           *           *
Lesley Punt  ............        10,000        5,000       5,000       *            *           *           *

                                       33

                                                                          After Offering
                                Before                -----------------------------------------------------------
                               Offering       To       Percent, assuming sale by the Company of shares indicated
                             ------------     Be      -----------------------------------------------------------
Name of Beneficial Owner       Number**    Registered   Number**     None      1,000,000   1,500,000    3,308,288
------------------------       --------    ----------   --------     ----      ---------   ---------    ---------
Philip Punt  ............        30,000       15,000      15,000       *            *           *           *
Graham Boothby  .........        10,000        5,000       5,000       *            *           *           *
Jacek Zielinski  ........        92,430       60,000      32,430       *            *           *           *
Melissa Youseffi  .......        20,000       10,000      10,000       *            *           *           *
Robert Marsh  ...........        13,700        5,000       8,700       *            *           *           *
Advantage Trading Ltd.  .        10,000        5,000       5,000       *            *           *           *
Harry Paskilidis  .......        20,000       10,000      10,000       *            *           *           *
Marc Maurer  ............        10,000        5,000       5,000       *            *           *           *
Avrum Miller  ...........        20,000       10,000      10,000       *            *           *           *
Carmine Risi  ...........        10,000        5,000       5,000       *            *           *           *
Karri Wu  ...............        20,000       10,000      10,000       *            *           *           *
Thomas Tournier  ........        10,000        5,000       5,000       *            *           *           *
Jason Haywood  ..........        10,000        5,000       5,000       *            *           *           *
Che Koostra-Nair  .......         6,667        3,334       3,333       *            *           *           *
Norm Wuschke  ...........        80,000       40,000      40,000       *            *           *           *
Autoworld Sales &
  Leasing................       100,480      100,480           -       *            *           *           *
John McCandless  ........        46,500       20,000      26,500       *            *           *           *
Jessica Patrick  ........        50,000       20,000      30,000       *            *           *           *
Vickie Lam  .............        25,000       10,000      15,000       *            *           *           *
Rodica Cimpan ...........         5,000        5,000           -       *            *           *           *
Agnes Lam ...............         5,000        5,000           -       *            *           *           *
Lam Metal ...............        10,000       10,000           -       *            *           *           *
Sidney Skerritt .........        10,000        5,000       5,000       *            *           *           *
Edward Lin ..............        40,000       20,000      20,000       *            *           *           *
Luc Delestrade ..........        10,000        5,000       5,000       *            *           *           *
Mark Spurr ..............         3,898        3,898           -       *            *           *           *
Richard McDiarmid .......       135,000       50,000      85,000       *            *           *           *
Dave Speers .............        20,000       20,000           -       *            *           *           *
Matthew Norman ..........         6,000        6,000           -       *            *           *           *
Neil Nijjer .............         4,000        4,000           -       *            *           *           *
Jean Paul Marco .........         4,000        4,000           -       *            *           *           *
Michael Falcso ..........         8,000        8,000           -       *            *           *           *
Ryan Dunn ...............        30,000       30,000           -       *            *           *           *
Aaron Dunn ..............        30,000       30,000           -       *            *           *           *
Marc Mathys .............        10,000       10,000           -       *            *           *           *
SOTA Instruments, Inc....        50,000       50,000           -       *            *           *           *
Miriam Campos ...........        50,000       50,000           -       *            *           *           *
Paul Guterres ...........        50,000       50,000           -       *            *           *           *
                             ----------   ----------  ----------
                              9,430,855    2,691,712   6,739,143
                             ==========   ==========  ==========

--------------------
*    Less than 1%.
**   Excludes options.  See Principal Stockholders at page 27.
(1)  Mr. Perry is our vice-president for systems integration.
(2)  Mr. Wuschke is our chief technical officer and a director.
(3)  Mr. McDiarmid is our chief executive officer, president and a director.
(4)  Mr. Yang is a director.

(5)  Mr. Baumgartner is a director.

(6) Mr. Telford is our secretary/treasurer, chief financial officer and a director. Mr. Telford owns 350,000 shares in his own name and, as a director of Denon Capital Strategies Limited, is deemed the beneficial owner of 67,000 shares held by Denon Capital Strategies Limited.

                              Plan of Distribution

Determination of Offering Price


         Our board of directors has determined the $1.25 per share offering price based on its subjective assessment of our business prospects, including its assessment of the potential of our consumer wellness products, our research and development efforts, particularly with regard to EI Elemental Heat Energy System, our management team, as well as current market conditions and opportunities. Ultimately, however, potential investors should understand that the offering price was established arbitrarily and does not bear any relationship to our assets, book value, or other traditionally recognized criteria of value.


Sales by the Company


         We will offer up to 3,308,288 shares of common stock on a "best efforts" basis to the public from time to time at $1.25 per share. There is no assurance that all or any portion of the shares will be sold.


         No person has agreed to purchase any of the shares, and we have made no arrangement to escrow or return any funds to investors if less than all offered shares are sold. There is no minimum number of shares that must be sold. The offering will continue until all offered shares are sold or we determine to terminate the offering.


         Jason McDiarmid, Kenneth G.C. Telford, Steve Wuschke, and Stevan Perry, each of whom is one of our officers, directors, or both, will offer the shares on our behalf. Each will participate in such offering in reliance on the exemption from being deemed a broker-dealer as set forth in Rule 3a4-1 promulgated under the Securities Exchange Act of 1934, as amended, in those jurisdictions where sales by such persons are permitted. Specifically, none of them is subject to a statutory disqualification; none of them will be compensated for his participation in the offering by the payment of commissions or otherwise based directly or indirectly on his efforts in the offering; none of them is, has been for the last 12 months, or will be, at the time of the offering, a broker or dealer or an associated person of a broker or dealer; each of them performs substantial duties on our behalf other than transactions in securities; and none of them will participate or has participated in an offering of securities except as specifically permitted by Rule 3a4-1(4)(ii)(C).

         Persons who desire to purchase shares may do so by transmitting funds to our executive office at 114 West Magnolia Street, Suite 400-142, Bellingham, Washington 98225, together with a written statement signed by the purchaser setting forth the amount to be purchased, and the name(s), address, and social security or tax identification number of the person(s) in whose name the certificate is to be issued. We reserve the right to reject any subscription, in whole or in part.

         The shares offered are subject to prior sales, when, as and if accepted by us and subject to our right to reject subscriptions, in whole or in part.


         We will not pay commissions, discounts or other fees in connection with the offer and sale of such shares.

         Our officers and directors do not intend to purchase any of such shares.

Sales by Selling Stockholders


         The selling stockholders and any of their pledges, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. There is no assurance that the selling stockholders will sell any or all of the common stock in this offering. These sales will be at a fixed price of $1.25 per share until a trading market develops in our common stock, at which time, the selling stockholders may use any one or more of the following methods when selling shares:


         o ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

         o block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

         o purchases by a broker-dealer as principal and resale by the broker-dealer for its own account;

         o an exchange distribution following the rules of the applicable exchange;

         o        privately negotiated transactions;

         o short sales or sales of shares not previously owned by the seller;

         o broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

         o        a combination of any such methods of sale; or

         o        any other lawful method.


         Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commission or discounts from selling stockholders in amounts to be negotiated. If any broker-dealer acts as agent for the purchaser of shares, the broker-dealer may receive commission from the purchaser in amounts to be negotiated. To our knowledge, none of the selling stockholders is a broker-dealer or affiliated with a broker-dealer.


         The selling stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved. The selling stockholders and any broker-dealers or agents who are involved in selling the shares may be considered to be "underwriters" within the meaning of the Securities Act for such sales. An underwriter is a person who has purchased shares from an issuer with a view towards distributing the shares to the public. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be considered to be underwriting commissions or discounts under the Securities Act.

         We are required to pay all fees and expenses incident to the registration of the shares in this offering. However, we will not pay any commissions or any other fees in connection with the resale of the common stock in this offering. We have agreed to indemnify the selling stockholders and their officers, directors, employees and agents, and each person who controls any selling stockholder, in certain circumstances against certain liabilities, including liabilities arising under the Securities Act. Each selling stockholder has agreed to indemnify us and our directors and officers in certain circumstances against certain liabilities, including liabilities arising under the Securities Act.

         If a selling stockholder notifies us that it has a material arrangement with a broker-dealer for the resale of the common stock, then we would be required to amend the registration statement of which this prospectus is a part, and file a prospectus supplement to describe the agreements between the selling stockholder and the broker-dealer.



                                Legality of Stock

         The legality under Nevada law of the common stock to be sold by the selling stockholders has been passed upon for us by Kruse Landa Maycock & Ricks, LLC.



                    Where You Can Find Additional Information

         We have filed with the Securities and Exchange Commission a registration statement on Form SB-2 under the Securities Act for the common stock sold in this offering. This prospectus does not contain all of the information set forth in the registration statement and the accompanying exhibits and schedules. For further information about us and our common stock, we refer you to the registration statement and the accompanying exhibits and schedules. Statements contained in this prospectus regarding the contents of any contract or any other document to which we refer are not necessarily complete. In each instance, reference is made to the copy of the contract or document filed as an exhibit to the registration statement, and each statement is qualified in all respects by that reference. Copies of these materials may be obtained at prescribed rates from the public reference room of the Securities and Exchange Commission at Room 1300, 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Securities and Exchange Commission maintains a web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Securities and Exchange Commission. The address of the site is http://www.sec.gov.


         Upon the effectiveness of the registration statement of which this prospectus is a part, we will be subject to the reporting requirements of the Securities Exchange Act of 1934, and we will file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. Copies of these materials, when filed, may be obtained at prescribed rates from the public reference room of the Securities and Exchange Commission at Room 1300, 450 Fifth Street, N.W., Washington, D.C. 20549. Our SEC filings will also be available to you free of charge at the Securities Exchange Commission's web site at http://www.sec.gov.

                                    Index to
                        Consolidated Financial Statements

                      (Expressed in United States dollars)


Auditors' Report to the Board of Directors................................F-1

Consolidated Balance Sheets as at October 31, 2002 and 2001...............F-2

Consolidated Statements of Operations for the year ended October
   31, 2002, the period from inception on February 9, 2001, to
   October 31, 2001, and cumulative from inception on February 9,
   2001, to October 31, 2002..............................................F-3

Consolidated Statement of Stockholders' Equity and Comprehensive
   Loss for the year ended October 31, 2002, and the period from inception on February 9, 2001 to October 31, 2001......................F-4

Consolidated Statements of Cash Flows for the year ended October
   31, 2002, the period from inception on February 9, 2001 to
   October 31, 2001, and cumulative from inception on February 9,
   2001 to October 31, 2002...............................................F-5

Notes to Consolidated Financial Statements for the year ended
   October 31, 2002, and the period from inception on February 9,
   2001 to October 31, 2001...............................................F-6

Consolidated Balance Sheets as at July 31, 2003 (unaudited) and
   October 31, 2002......................................................F-20

Consolidated Statement of Operations for the nine months ended
   July 31, 2003 and 2002, and the cumulative period from
   inception on February 9, 2001, to July 31, 2003 (unaudited)...........F-21

Consolidated Statement of Stockholders' Equity and Comprehensive
   Loss for the nine months ended July 31, 2003 (unaudited)..............F-22

Consolidated Statement of Cash Flows for the nine months ended
   July 31, 2003 and 2002 and cumulative from inception on
   February 9, 2001, to July 31, 2003 (unaudited)........................F-23

Notes to Consolidated Financial Statements for the nine months ended July 31, 2003 and 2002, and the period from inception on February 9, 2001, to July 31, 2003 (unaudited).....................F-25

KPMG  LLP
Chartered Accountants
Box 10426, 777 Dunsmuir Street
Vancouver BC V7Y 1K3
Canada
                                                        Telephone (604) 691-3000
                                                          Telefax (604) 691-3031
                                                                     www.kpmg.ca


AUDITORS' REPORT TO THE BOARD OF DIRECTORS


We have audited the accompanying consolidated balance sheets of Essential Innovations Technology Corp. (a development stage enterprise) as at October 31, 2002 and 2001 and the related consolidated statements of operations, stockholders' equity and comprehensive loss and cash flows for the periods then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company as of October 31, 2002 and 2001 and the results of its operations and its cash flows for the periods then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in note 2 to the financial statements, the Company has not generated positive cash flow from operations since inception that raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ KPMG LLP

Chartered Accountants
Vancouver, Canada
April 23, 2003

Essential Innovations Technology Corp.
(A Development Stage Enterprise)

Consolidated Balance Sheets
(Expressed in United States dollars)

October 31, 2002 and 2001

---------------------------------------------------------------------------------------------------------------------
                                                                                     2002                 2001
---------------------------------------------------------------------------------------------------------------------
Assets

Current assets:
     Cash                                                                  $        1,925       $       18,910
     Goods and services tax receivable                                              4,323                4,419
     Prepaid expenses                                                                 320                1,356
---------------------------------------------------------------------------------------------------------------------
     Total current assets                                                           6,568               24,685

Property and equipment (note 5)                                                    31,402               39,084

Deposits                                                                            4,260                3,504
---------------------------------------------------------------------------------------------------------------------

Total assets                                                               $       42,230       $       67,273
=====================================================================================================================

Liabilities and Stockholders' Equity (Deficiency)

Current liabilities:
     Accounts payable                                                      $       48,178       $        4,350
     Accrued liabilities                                                           37,674               16,957
     Current portion of tenant inducements                                          3,991                5,347
     Loan payable (note 6)                                                         28,841                    -
     Due to shareholders (note 7)                                                 108,292               13,333
---------------------------------------------------------------------------------------------------------------------
     Total current liabilities                                                    226,976               39,987

Tenant inducements                                                                  1,594                8,912
---------------------------------------------------------------------------------------------------------------------
Total liabilities                                                                 228,570               48,899

Stockholders' equity (deficiency):
     Common stock:
         $0.001 par value, authorized 100,000,000 shares (note 8)
              issued and outstanding 9,543,000 shares
                 (2001 - nil)                                                       9,543                    -
              subscribed and unissued 60,000 shares
                 (2001 - 9,023,000)                                                    60                9,023
     Additional paid-in capital                                                   608,933              228,272
     Stock subscriptions receivable                                                   (90)             (29,595)
     Deficit accumulated during the development stage                            (795,947)            (182,606)
     Accumulated other comprehensive loss                                          (8,839)              (6,720)
---------------------------------------------------------------------------------------------------------------------
     Total stockholders' equity                                                  (186,340)              18,374
---------------------------------------------------------------------------------------------------------------------

Total liabilities and stockholders' equity                                 $       42,230       $       67,273
=====================================================================================================================

Commitments (note 12)
Subsequent events (note 15)

See accompanying notes to consolidated financial statements.

                                       F-2

Essential Innovations Technology Corp.
(A Development Stage Enterprise)

Consolidated Statements of Operations
(Expressed in United States dollars)

---------------------------------------------------------------------------------------------------------------------
                                                                                                    Cumulative
                                                                              Period from                 from
                                                                             inception on         inception on
                                                                              February 9,          February 9,
                                                            Year ended            2001 to              2001 to
                                                           October 31,        October 31,          October 31,
                                                                  2002               2001                 2002
---------------------------------------------------------------------------------------------------------------------
Revenue                                                $         8,544     $            -       $        8,544
Cost of sales                                                    6,257                  -                6,257
---------------------------------------------------------------------------------------------------------------------
                                                                 2,287                  -                2,287

Expenses:
     General and administrative                                456,834            134,963              591,797
     Research and development                                  158,854             47,922              206,776
---------------------------------------------------------------------------------------------------------------------
                                                               615,688            182,885              798,573

Other earnings (expenses):
     Interest income                                                60                279                  339
---------------------------------------------------------------------------------------------------------------------
                                                                    60                279                  339
---------------------------------------------------------------------------------------------------------------------

Loss for the period                                    $      (613,341)    $     (182,606)      $     (795,947)
=====================================================================================================================

Loss per share - basic and diluted                     $         (0.07)    $        (0.02)      $        (0.09)

Weighted average number of shares outstanding                9,394,841          8,677,659            9,139,595
---------------------------------------------------------------------------------------------------------------------

See accompanying notes to consolidated financial statements.

                                       F-3

Essential Innovations Technology Corp.
(A Development Stage Enterprise)

Consolidated Statement of Stockholders' Equity and Comprehensive Loss
(Expressed in United States dollars)

Year ended October 31, 2002
Period from inception on February 9, 2001 to October 31, 2001

------------------------------------------------------------------------------------------------------------------------------------
                                      Common stock                                        Deficit
                                        (note 8)                                       accumulated     Accumulated
                                ----------------------     Additional      Stock        during the       other            Total
                                   Number                   paid-in     subscriptions   development   comprehensive   stockholders'
                                of shares      Amount       capital      receivable        stage          loss            equity
------------------------------------------------------------------------------------------------------------------------------------
Balance, February 9, 2001               -   $       -    $          -   $          -   $          -    $          -   $          -

Loss for the period                     -           -               -              -       (182,606)              -       (182,606)
Foreign currency translation loss       -           -               -              -              -          (6,720)        (6,720)
                                                                                                                      ------------
Comprehensive loss                                                                                                        (189,326)

Common stock subscribed at
   incorporation for cash of
   $0.001 per share             8,095,000       8,095               -              -              -               -          8,095

Common stock subscribed
   for cash of $0.25 per share    928,000         928         231,072              -              -               -        232,000

Stock issue costs                       -           -          (2,800)             -              -               -         (2,800)

Subscriptions receivable                -           -               -        (29,595)             -               -        (29,595)
------------------------------------------------------------------------------------------------------------------------------------

Balance, October 31, 2001       9,023,000       9,023         228,272        (29,595)      (182,606)         (6,720)        18,374

Loss for the period                     -           -               -              -       (613,341)              -       (613,341)
Foreign currency translation            -           -               -              -              -          (2,119)        (2,119)
                                                                                                                      ------------
Comprehensive loss                                                                                                        (615,460)

Subscription received                   -           -               -         29,505              -               -         29,505

Common stock issued for cash
   (note 8)                       513,600         514         201,286              -              -               -        201,800

Common stock issued for
   services received (note 8)       6,400           6           3,194              -              -               -          3,200

Common stock subscribed
   (and unissued) for services
   received (note 8)               50,000          50          24,950              -              -               _         25,000

Common stock subscribed
   (and unissued) for cash (note
   8)                              10,000          10           4,990              -              -               -          5,000

Options and warrants issued
   In exchange for services
   received (note 8)                    -           -         150,241              -              -               -        150,241

Stock issue costs                       -           -          (4,000)             -              -               -         (4,000)
------------------------------------------------------------------------------------------------------------------------------------

Balance, October 31, 2002       9,603,000   $   9,603    $    608,933   $        (90)  $   (795,947)   $     (8,839)  $   (186,340)
====================================================================================================================================

See accompanying notes to consolidated financial statements.

                                      F-4

Essential Innovations Technology Corp.
(A Development Stage Enterprise)

Consolidated Statements of Cash Flows
(Expressed in United States dollars)

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                    Cumulative
                                                                                  Period from            from
                                                                                 inception on     inception on
                                                                                  February 9,      February 9,
                                                                 Year ended           2001 to          2001 to
                                                                October 31,       October 31,      October 31,
                                                                       2002              2001             2002
------------------------------------------------------------------------------------------------------------------------------------
Cash provided by (used in):
Operations:
     Loss for the period                                      $    (613,341)    $    (182,606)   $    (795,947)
     Adjustments to reconcile loss for the period to
       net cash provided by operations:
         Loss on disposal of leasehold improvements                       -             6,138            6,138
         Amortization of property and equipment                      12,689             1,738           14,427
         Amortization of tenant inducements                          (8,674)           (1,783)         (10,457)
         Services received, paid by common shares                    28,200                 -           28,200
         Services received, paid by issuance of
           options and warrants                                     150,241                 -          150,241
         Changes in assets and liabilities (note 11)                 65,677            15,532           81,209
------------------------------------------------------------------------------------------------------------------------------------
     Net cash used in operations                                   (365,208)         (160,981)        (526,189)

Investments:
     Purchase of property and equipment                              (7,149)          (46,960)         (54,109)
     Other                                                             (756)           (3,504)          (4,260)
------------------------------------------------------------------------------------------------------------------------------------
     Net cash used in investments                                    (7,905)          (50,464)         (58,369)

Financing:
     Subscriptions for common stock                                 232,305           207,700          440,005
     Tenant inducements received                                          -            16,042           16,042
     Advances from shareholders                                     102,523            14,133          116,656
     Repayments to shareholders                                      (7,684)             (800)          (8,484)
     Loan proceeds received                                          28,841                 -           28,841
------------------------------------------------------------------------------------------------------------------------------------
     Net cash provided by financing                                 355,985           237,075          593,060

Foreign exchange gain (loss) on cash held in
   foreign currency                                                     143            (6,720)          (6,577)
------------------------------------------------------------------------------------------------------------------------------------

Increase (decrease) in cash                                         (16,985)           18,910            1,925

Cash, beginning of period                                            18,910                 -                -
------------------------------------------------------------------------------------------------------------------------------------

Cash, end of period                                           $       1,925     $      18,910    $       1,925
====================================================================================================================================

Supplementary information:
     Interest paid                                            $           -     $           -    $           -
     Income taxes paid                                                    -                 -                -
     Non-cash transactions:
         Common shares subscribed in exchange
           for stock subscriptions receivable                             -            29,595           34,595
         Common shares subscribed and issued in
           exchange for services received                            28,200                 -           28,200
====================================================================================================================================

See accompanying notes to consolidated financial statements.

                                      F-5

Essential Innovations Technology Corp.
(A Development Stage Enterprise)

Notes to Consolidated Financial Statements
(Expressed in United States dollars)

Year ended October 31, 2002
Period from inception on February 9, 2001 to October 31, 2001

--------------------------------------------------------------------------------

1.   Description of business:

     Essential Innovations Technology Corp. (the "Company") was incorporated under the laws of the state of Nevada on April 4, 2001 (note 3(a)). The Company is engaged in the development and distribution of ecofriendly lifestyle enhancement technologies for the betterment of energy, water, air and health. To October 31, 2002, substantially all of the Company's efforts have been directed towards product and distribution chain development. Accordingly, for financial reporting purposes, the Company is considered to be a development stage enterprise. Essential Innovations Asia Limited was incorporated as a wholly-owned subsidiary on April 9, 2002, for the purpose of marketing under exclusive global rights, except Canada and the United States, the bio-energetic devices produced by SOTA Instruments.


2.   Future operations:

     The Company's financial statements have been prepared using generally accepted accounting principles of the United States of America applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business. To date, the Company has not generated positive cash flow from operations. It is the Company's intention to raise additional equity to finance the further development of its business until positive operating cash flow can be generated from its operations. However, there can be no assurance that such additional funds required will be available to the Company when required or on terms acceptable to the Company. Such limitations could have a material adverse effect on the Company's business, financial condition or operations and these financial statements do not include any adjustment that could result therefrom. Failure to obtain sufficient additional funding would necessitate the Company reduce or limit its operating activities.


3.   Significant accounting policies:

     (a)  Basis of consolidation:

          These consolidated financial statements include the accounts of Essential Innovation Technology Corp. and its wholly-owned subsidiaries, Essential Innovation Corporation and Essential Innovations Asia Limited. Essential Innovation Corporation was incorporated on February 9, 2001, and as noted above, the Company was incorporated on April 4, 2001. At that time, all the existing shareholders of EIC exchanged their common shares for common shares of the Company. The Company had no assets and liabilities at the time of the exchange. As the only assets of the combined entity after the exchange were those of the subsidiary prior to the exchange, a change in ownership did not take place. As this exchange lacked substance, it was not a purchase event and has been accounted for based on existing carrying amounts of the subsidiary's assets and liabilities, consistent with the guidance contained in FASB Technical Bulletin 85-5 Issues Relating to Accounting for Business Combinations. All significant inter-company balances and transactions have been eliminated.

     (b)  Cash and cash equivalents:

          The Company considers all highly liquid debt instruments with maturities of three months or less when acquired to be cash equivalents.

     (c)  Property and equipment:

          Property and equipment is stated at cost and amortized over its estimated useful life to the Company of the following basis:

          ----------------------------------------------------------------------
          Asset                                       Basis              Rate
          ----------------------------------------------------------------------

          Computer equipment                    declining-balance      3 years
          Office furniture and equipment        declining-balance      5 years
          Leasehold improvements                    straight-line      3 years

          ----------------------------------------------------------------------

     (d)  Investment tax credits:

          The Company follows the cost reduction method of accounting for investment tax credits ("ITC") whereby the benefit of assistance is recognized as a reduction in the cost of the related capital asset or expenditure when receipt of the investment tax credit is considered to be reasonably assured. Once the Company's ITC claims have been assessed by CCRA, any excess or deficiency between the amount previously recognized and the actual net ITC received will be reflected in the period the notice of assessment is received.

     (e)  Tenant inducements:

          Tenant inducements, related to a rent free period received by the Company upon entering into a lease for its research and development facilities, are capitalized and amortized over the initial term of the related lease.

     (f)  Research and development expenses:

          Research and development costs are expensed as incurred. Costs incurred to date include personnel and facilities costs, amortization of related property and equipment and licensing fees for technology used in the development effort.

     (g)  Advertising expenses:

          Advertising costs are expensed as incurred and included in general and administrative expenses.

     (h)  Income taxes:

          Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carry forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. To the extent that it is not considered to be more likely than not that a deferred tax asset will be realized, a valuation allowance is provided.

     (i)  Loss per share:

          Basic loss per share is calculated by dividing the net loss by the weighted average number of common shares outstanding for the period. Diluted loss per share reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock. For all periods presented, all potentially issuable common stock is anti-dilutive.

     (j)  Comprehensive loss:

          SFAS No. 130 establishes standards for reporting comprehensive income
          (loss) and its components in financial statements. Comprehensive loss, as defined, includes all changes in equity (net assets) during a period from non-owner sources. To date, the Company has not had any significant transactions that are required to be reported in other comprehensive loss, except for foreign currency translation adjustments as described in note 3(l).

     (k)  Use of estimates:

          The preparation of financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the fiscal year. Actual results may differ from those estimates.

     (l)  Translation of foreign currencies:

          The functional currency of the Company is the Canadian dollar. For reporting purposes, Canadian dollar denominated assets and liabilities are translated into United States dollars at the exchange rate in effect at the balance sheet date. Revenues and expenses arising from Canadian dollar transactions are translated into United States dollars at the average rate for the period. Translation adjustments resulting from this process are presented in accumulated other comprehensive loss on the consolidated balance sheet as a separate component of stockholders' equity.

     (m)  Financial instruments:

          The Company has the following financial instruments: cash, goods and services tax receivable, accounts payable, accrued liabilities, and amounts due to shareholders. The carrying value of these financial instruments approximates their fair value due to their liquidity or their short-term nature.

     (n)  Concentration of credit risk:

          Financial instruments that potentially subject the Company to credit risk consist principally of cash and goods and services tax receivable. Cash is deposited with high credit quality financial institutions. Goods and services tax is receivable from a department of the Government of Canada.

     (o)  Segment information:

          The Company operates in two reportable segments. Approximately 80% of the Company's assets and operations are in Canada (note 14).

     (p)  Impairment or disposal of long-lived assets:

          The Company reviews long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to undiscounted future net cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its undiscounted estimated future cash flows, an impairment charge is recognized by the amount by which the carrying amount of the asset exceeds the fair value of the asset. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

     (q)  Stock-based compensation:

          The Company accounts for stock-based compensation arrangements with employees in accordance with the provisions of Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees ("APB No. 25") and complies with the disclosure provisions of SFAS No. 123, Accounting for Stock-Based Compensation. Under APB No. 25, compensation expense is based on the difference, if any, between fair value of the Company's stock and the exercise price of options issued on the date of grant. Unearned compensation, if any, is amortized over the vesting period of the individual options.

          The Company accounts for equity instruments issued to non-employees in accordance with the provisions of SFAS No. 123 and Emerging Issues Task Force ("EITF") 96-18. All transactions in which goods or services are the consideration received for the issuance of equity instruments are accounted for based on the fair value of the equity instrument, issued as the services are performed and the instruments earned.


4.   Recent accounting pronouncements:

     In August 2001, the FASB issued SFAS No. 143, Accounting for Asset Retirement Obligations. This statement addresses the diverse accounting practices for obligations associated with the retirement of tangible long-lived assets and the associated asset retirement costs. The Company will be required to adopt this standard on January 1, 2003. The Company does not anticipate that the statement will have a material impact on the Company's financial statements.

     In July 2002, the Financials Accounting Standards Board issued SFAS No. 146, Accounting for Costs Associated with Exit or Disposal Activities, which requires companies to recognize costs associated with exit or disposal activities when they are incurred rather than at the date of a commitment to an exit or disposal plan. Such costs covered by the standard include lease termination costs and certain employee severance costs that are associated with a restructuring, discontinued operation, plant closing, or other exit or disposal activity. SFAS No. 146 replaces the previous accounting guidance provided by the Emerging Issues Task Force Issue No. 94-3, Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring). SFAS No. 146 is to be applied prospectively to exit or disposal activities initiated after December 31, 2002 and the Company does not anticipate that the statement will have a material impact on the Company's financial statements or results of operations.

     In December 2002, the FASB approved Statement of Financial Accounting Standards No. 148, Accounting for Stock-Based Compensation - Transition and Disclosure - an amendment of FASB Statement No. 123 ("SFAS No. 148"). SFAS No. 148 amends Statement of Financial Accounting Standards No. 123, Accounting for Stock-Based Compensation ("SFAS No. 123") to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, SFAS No. 148 amends the disclosure requirements of SFAS No. 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. SFAS No. 148 is effective for financial statements for fiscal years ending after December 15, 2002. The Company will continue to account for stock based compensation using the methods detailed in the stock-based compensation accounting policy.


5.   Property and equipment:

     Property and equipment consist of the following:

     -----------------------------------------------------------------------------------------------
                                                                Accumulated             Net book
       2002                                        Cost        amortization                value
     -----------------------------------------------------------------------------------------------
       Computer equipment                   $     3,823           $   1,278          $     2,545
       Computer software                          1,343                 103                1,240
       Office furniture and equipment            11,903               2,405                9,498
       Leasehold improvements                    28,760              10,641               18,119
     -----------------------------------------------------------------------------------------------

                                            $    45,829           $  14,427          $    31,402
     ===============================================================================================


     -----------------------------------------------------------------------------------------------
                                                                Accumulated             Net book
       2001                                        Cost        amortization                value
     -----------------------------------------------------------------------------------------------

       Computer equipment                   $     2,774           $     251          $     2,523
       Office furniture and equipment             6,969                 419                6,550
       Leasehold improvements                    31,079               1,068               30,011
     -----------------------------------------------------------------------------------------------

                                            $    40,822           $   1,738          $    39,084
     ===============================================================================================

6.   Loan payable:

     The loan payable is to a family member of an officer and director of the Company. The loan is unsecured, without specific terms of repayment and a flat interest charge of 12% has been accrued. Warrants were granted which entitle the holder to purchase 50,000 common shares at $0.35 per share. The fair value of the warrants of $11,329 has been included in additional paid in capital in accordance with APB 14. Due to the fact that interest payable on this obligation was due in full from inception of the loan, all related interest expense has been expensed fully in the year ended October 31, 2002. Subsequent to October 31, 2002, the holder converted $20,000 of the loan into 80,000 common shares (notes 8(a)(iii) and 15(a)(iii)).


7.   Due to shareholders:

     Amounts due to shareholders at October 31, 2002 are unsecured, without specific terms of repayment and non-interest bearing with the exception of $30,000 for which a flat interest charge of 12% has been accrued. Warrants were granted which entitle the holder to purchase 50,000 common shares at $0.35 per share. The fair value of the warrants of $11,329 has been included in additional paid in capital in accordance with APB 14. Due to the fact that interest payable on this obligation was due in full from inception of the loan, all related interest expense has been expensed fully in the year ended October 31, 2002. Subsequent to October 31, 2002, a shareholder has converted $72,645 of non-interest bearing loans into 290,580 common shares (notes 8(a)(ii) and 15(a)(iii)).


8.   Share capital:

     During the year ended October 31, 2002, the Company increased its authorized capital with the creation of 10,000,000 preferred shares of $0.001 par value. The designation of rights including voting powers, preferences and restrictions shall be determined by the board of directors before the issuance of any shares. No preferred shares have been issued.

     During the year ended October 31, 2002, the Company issued 220,000 common shares at $0.25 per share for total cash proceeds of $55,000 and 293,600 common shares at $0.50 per share for total cash proceeds of $146,800. All shares were issued for cash in arms length transactions at the Company's best estimate of fair market value at the time. In addition, the Company received cash subscription proceeds for a further 10,000 common shares that remain unissued at October 31, 2002. The Company paid stock issue costs of $4,000.

     Also during the year ended October 31, 2002, the Company issued 6,400 common shares, at $0.50 per share, in exchange for services received. The Company has committed to issue a further 50,000 common shares, at $0.50 per share, to a director in exchange for services received in the year. These shares have been issued at fair value which the Company determines based upon the current selling price of its common shares to third parties for cash. The director's shares remain unissued at October 31, 2002.

     During the year ended October 31, 2002 the Company granted the following warrants and options:

     (a)  Warrants:

          (i) SOTA Instruments Inc. - 200,000 warrants exercisable at $0.25 per share as follows: 50,000 exercisable after April 9, 2003, 50,000 exercisable after April 9, 2004, and 100,000 exercisable after April 9, 2005. The Company has expensed the fair value of $60,940 in relation to these warrants.

          (ii) Morpheus Financial Corp, a shareholder - 50,000 warrants exercisable at $0.35 per share (note 7). The Company has expensed the fair value of $11,329 attributed to these warrants.

          (iii)Private Financing - 50,000 warrants exercisable at $0.35 per share (note 6). The Company has expensed the fair value of $11,329 attributed to these warrants.

     (b)  Options:

          The Company has granted options to certain purchasers of common shares to acquire additional common shares as follows:

          (i) 30,000 exercisable at $0.75 per share up to and including the year 2007

          (ii) 30,000 exercisable at $1.00 per share up to and including the year 2007

          The Company does not have a formal stock option plan but, in addition to the options listed above, has granted a total of 2,520,000 fully vested options to directors, employees, advisors and consultants to purchase common share of the Company as follows:

         -----------------------------------------------------------------------
           Number of options                Exercise price          Expiry date
         -----------------------------------------------------------------------

         Directors and employees:
                  225,000                        $0.25                 2007
                  125,000                        $0.50                 2007
                  750,000                        $0.75                 2012
                  750,000                        $1.00                 2012

         Advisors and consultants:
                  100,000                        $0.25                 2007
                   45,000                        $0.50                 2007
                   25,000                        $1.00                 2007
                  250,000                        $0.75                 2012
                  250,000                        $1.00                 2012

         -----------------------------------------------------------------------

          The Company has expensed $56,250 for options issued to directors and employees using the intrinsic method of valuation and $10,393 for options issued to advisors and consultants using the fair value method of valuation.

     The Company applies the intrinsic-value-based method of accounting prescribed by APB No. 25, and related interpretations including FASB Interpretation No. 44, Accounting for Certain Transactions involving Stock Compensation, an interpretation of APB Opinion No. 25, to account for its fixed-plan stock options. Under this method, compensation expense is recorded on the date of grant only if the current market price of the underlying stock exceeded the exercise price. SFAS No. 123, Accounting for Stock-Based Compensation, established accounting and disclosure requirements using a fair-value-based method of accounting for stock-based employee compensation plans. As allowed by SFAS No. 123, the Company has elected to continue to apply the intrinsic-value-based method of accounting described above, and has adopted only the disclosure requirements of SFAS No. 123. The following table illustrates the effect on loss for the periods if the fair-value-based method had been applied to all outstanding and unvested awards in each period.

     ---------------------------------------------------------------------------------------------
                                                               October 31,          October 31,
                                                                      2002                 2001
     ---------------------------------------------------------------------------------------------
      Loss for the period, as reported                      $      (613,341)     $     (182,606)
      Stock-based employee compensation expense included
        in reported loss                                            150,241                   -
      Total stock-based employee compensation expense
        determined under fair-value-based method for
        all rewards, net of tax                                    (244,701)                  -
     ---------------------------------------------------------------------------------------------

      Pro forma loss for the period                         $      (707,801)     $     (182,606)
     =============================================================================================

      Pro forma loss per share                              $         (0.08)     $        (0.02)
     =============================================================================================

9.   Interest expense:

     During the year, the Company incurred total interest expense of $29,719 on short-term loans and advances (notes 6 and 7).

10.  Income taxes:

     No provision for income taxes has been made for the period as the Company incurred net losses.

     (a)  Deferred tax assets:

          As at October 31, 2002, the Company has net operating losses of approximately $207,000 available for future deduction from taxable income derived in the United States of America until the years 2021 to 2022. In addition the Company's Canadian subsidiary has non-capital losses of approximately $256,000 available for future deductions from taxable income derived in Canada, which expire in 2008 to 2009 and the Company's Hong Kong subsidiary has non-capital operating losses of approximately $109,000 which do not expire. The potential benefit of net operating loss carry forwards has not been recognized in the financial statements since the Company cannot determine that it is more likely than not that such benefit will be utilized in future years. The components of the net deferred tax asset and the amount of the valuation allowance are as follows:

         ---------------------------------------------------------------------------------------------------------
                                                                                     2002                 2001
         ---------------------------------------------------------------------------------------------------------
         Deferred tax assets:
              Net operating loss carry forwards (expiring 2008)              $    180,000          $    33,313
              Research and development expenses                                         -               15,240
         ---------------------------------------------------------------------------------------------------------
                                                                                  180,000               48,553

         Valuation allowance                                                     (180,000)             (48,553)
         ---------------------------------------------------------------------------------------------------------

         Net deferred tax assets                                             $          -          $         -
         =========================================================================================================

     (b)  Investment tax credits:

          The Company's Canadian subsidiary has investment tax credits of $16,000 which may be carried forward and used to offset the subsidiary's future Canadian income tax liabilities. The benefit of these tax credits has not been recognized in the financial statements and they will expire in 2012.

11.  Changes in assets and liabilities:

     ---------------------------------------------------------------------------------------------------
                                                                    Period from      Cumulative from
                                                                   inception on         inception on
                                                 Year ended    February 9, 2001     February 9, 2001
                                                October 31,      to October 31,       to October 31,
                                                       2002                2001                 2002
     ---------------------------------------------------------------------------------------------------
      Goods and services tax receivable       $          96        $     (4,419)         $    (4,323)
      Prepaid expenses                                1,036              (1,356)                (320)
      Accounts payable                               43,828               4,350               48,178
      Accrued liabilities                            20,717              16,957               37,674
     ---------------------------------------------------------------------------------------------------

                                              $      65,677        $     15,532          $    81,209
     ===================================================================================================

12.  Commitments:

     (a) The Company is committed under the terms of a lease for the use of office premises in the following annual amounts:

     ---------------------------------------------------------------------------

         Year ending October 31:

         2003                                             $    34,365
         2004                                                  36,568

     ---------------------------------------------------------------------------


          For the year ended October 31, 2002, the Company incurred total expenses of $43,920 related to the premises lease (2001 - $34,050).

     (b) The Company is committed under the terms of an operating lease for an automobile in the following annual amounts:

     ---------------------------------------------------------------------------

         Year ending October 31:

         2003                                             $     3,827
         2004                                                   3,827
         2005                                                   2,552

     ---------------------------------------------------------------------------

          For the year ended October 31, 2002, the Company incurred total expenses of $5,253 in connection with the automobile lease (2001 - $1,381).

13.  Related party transactions:

     During the year ended October 31, 2002 the Company paid consulting fees to shareholders in the amount of $16,818 (2001 - nil), and issued options to shareholders valued at $10,393 in exchange for consulting services received.

     Interest expense of $29,719 (2001 - nil) reported in note 9 has been accrued on short-term loans and advances to the related parties described in notes 6 and 7.


14.  Segmented information:

     The Company views its operations in two businesses - geothermal and bio-energetic medical. The geothermal business is located in the Americas and the bio-energetic medical business is located in Asia. Summarized financial information by segment for the year ended October 31, 2002, the period from February 9, 2001 (inception) to October 31, 2001 and cumulative from February 9, 2001 (inception) to October 31, 2002, as taken from the internal management reports, is as follows:

     --------------------------------------------------------------------------------------------------------------
                                                                              Period from      Cumulative from
                                                                             inception on         inception on
                                                           Year ended    February 9, 2001     February 9, 2001
                                                          October 31,      to October 31,       to October 31,
                                                                 2002                2001                 2002
     --------------------------------------------------------------------------------------------------------------
     Revenue:
         Geothermal                                    $          173       $           -         $        173
         Bio-Energetic Medical                                  8,371                   -                8,371
     --------------------------------------------------------------------------------------------------------------

                                                       $        8,544       $           -         $      8,544
     ==============================================================================================================

     Loss:
         Geothermal                                    $     (504,078)      $    (182,606)        $   (686,684)
         Bio-Energetic Medical                               (109,263)                  -             (109,263)
     --------------------------------------------------------------------------------------------------------------

                                                       $     (613,341)      $    (182,606)        $   (795,947)
     ==============================================================================================================

     Assets:
         Geothermal                                    $       39,746       $      67,273
         Bio-Energetic Medical                                  2,484                   -
     ---------------------------------------------------------------------------------------

                                                       $       42,230       $      67,273
     =======================================================================================

15.  Subsequent events:

     (a) Subsequent to October 31, 2002 the Company has approved the issuance of the following additional shares and options:

          (i) 313,597 common shares for cash resulting in gross proceeds of $205,782;

          (ii) options to certain investors to acquire 12,900 common shares at $0.25 and 12,900 common shares at $0.50 to the year 2007;

          (iii)370,580 common shares on the conversion of $72,645 of amounts due to a shareholder (note 7) and $20,000 of the loan payable (note
               6);

          (iv) 381,500 common shares to certain employees and consultants for services rendered at a deemed fair value of $0.50 per share;

          (v) 500,000 options to purchase common shares of the Company to certain employees and consultants consisting of 262,500 with an exercise price of $0.50 and 237,500 with an exercise price of $1.00; and

          (vi) 60,480 common shares in exchange for equipment valued at $15,120.

     (b) Subsequent to October 31, 2002, the Company borrowed CDN$45,000 from a shareholder. This loan is unsecured and bears interest at 8% per annum, compounded monthly. Interest is payable monthly, with the entire principal together with any unpaid interest due on March 27, 2004. In connection with this loan, the Company has issued an additional 25,000 options with an exercise price of $0.25 per share, and 25,000 options with an exercise price of $0.50 per share. Options are exercisable for a period of nine years.

     (c) Subsequent to October 31, 2002, the Company entered into an agreement to acquire $25,000,000 in Retail Rate Card Media Credits ("Media Credits") representing the right to purchase advertising by television, print, radio, internet, magazine, facsimile, direct mail and telephone at the customary retail cost without any discount or other concessions.

          Under the terms of the agreement, the Company will issue 400,000 series A preferred shares, with an assigned preference in liquidation of $1,500,000, in exchange for the right to purchase the advertising represented by the Media Credits at a discount of 50% from Retail Rate Card rates. The series A preferred shares represent a deposit of $1.5 million which will be applied pro rata against Media Credits used with the result that the Company will be required to make cash payments equal to 44% of the retail rate of the Media Credits actually used. The Company may also sell or transfer the Media Credits to third parties.

     (c)  Continued:

          The preferred shares are non-voting, not entitled to dividends, and automatically convert into common shares at the later of (i) eighteen months after the closing date of the agreement, and (ii) 180 days after an initial public offering of the Company's common stock that results in net proceeds to the Company of at least $10,000,000. The conversion price will be 75% of the price paid for shares of common stock by public investors in connection with the IPO of the Company. The preferred shares will be redeemable for $0.01 per share if Media Credits are not honoured by the providers or any Media Credits remain unused after their expiration at the end of ten years.

          In the event the Media Credits are not used or sold within six months of the closing date of the agreement, the Company will be required to pay a monthly standby fee equal to 1/12th of 1% of the amount represented by the Retail Rate Card of the media not so used or sold, to a maximum of $8,333 per month.

     (d) Subsequent to October 31, 2002, the Company entered into a agreement with a shareholder to acquire approximately 35 acres of commercial and residential lands in San Marcos, Texas at an appraised value of $1,570,334, payable on the closing date, being 90 days after the vendor is able to deliver clear title, by way of cash of $314,067 and the issuance of 628,134 common shares of the Company at an agreed price of $2 per share. This land will be classified as held for resale as it is the Company's intention to either sell the land or develop it for future sale. The Company has undertaken to register 315,000 of the common shares being issued in a registration statement to be filed with the Securities and Exchange Commission and the remainder of the shares in a secondary registration statement to be filed within 180 days of the first day of public trading of the Company's common shares. The Company will be required to issue additional common shares to the vendors equal to the difference, if any, between proceeds they received from the sale of their shares within the first twelve months from the first day of public trading of the Company's shares and $1,570,334.

ESSENTIAL INNOVATIONS TECHNOLOGY CORP.
(a Development Stage Enterprise)

Consolidated Balance Sheets (Expressed in United States dollars) July 31, 2003
(unaudited) and October 31, 2002


                                                                     July 31, 2003    October 31, 2002
                                                                        (unaudited)
Assets

Current assets:
          Cash                                                   $           7,914  $        1,925
          Goods and services tax receivable                                  5,941           4,323
          Prepaid expenses                                                   5,463             320
          -----------------------------------------------------------------------------------------
          Total current assets                                              19,318           6,568

Property and equipment (note 4)                                             39,567          31,402

Deposits                                                                     3,440           4,260
---------------------------------------------------------------------------------------------------

Total assets                                                     $          62,325  $       42,230
===================================================================================================

Liabilities and Stockholders' Deficiency

Current liabilities:
          Accounts payable                                       $          89,417  $       48,178
          Accrued liabilities                                               52,706          37,674
          Current portion of tenant inducements                              2,920           3,991
          Loans payable (note 5)                                            24,140          28,841
          Due to shareholders (note 6)                                      29,698         108,292
          -----------------------------------------------------------------------------------------
          Total current liabilities                                        198,881         226,976

Tenant inducements                                                               -           1,594
---------------------------------------------------------------------------------------------------
Total liabilities                                                          198,881         228,570
                                                                 ----------------------------------

Stockholders' Deficiency (note 7)
       Preferred stock:
          $0.001 par value, authorized 10,000,000 shares
          issued and outstanding 400,000 shares (2002 - nil)                   400               -
       Common stock:
          $0.001 par value, authorized 100,000,000 shares
          issued and outstanding 10,751,607 shares (2002 -
           9,543,000 shares) (note 7(b)(vi)                                 10,751           9,543
          subscribed and unissued 130,680 shares (2002 - 60,000 shares)        131              60
       Additional paid in capital                                        2,340,830         608,933
       Stock subscriptions receivable                                          (90)            (90)
       Deficit accumulated during development stage                     (2,476,989)       (795,947)
       Accumulated other comprehensive loss                                (11,589)         (8,839)
---------------------------------------------------------------------------------------------------
          Total stockholders' deficiency                                  (136,556)       (186,340)
---------------------------------------------------------------------------------------------------
Total liabilities and stockholders' deficiency                   $          62,325 $        42,230
===================================================================================================

See accompanying notes to consolidated financial statements.

ESSENTIAL INNOVATIONS TECHNOLOGY CORP.
(a Development Stage Enterprise)

Consolidated Statement of Operations
(Expressed in United States dollars)
For the nine months ended July 31, 2003 and 2002, and the cumulative period from inception on February 9, 2001, to July 31, 2003
(unaudited)

                                                                                                 Cumulative
                                                                                                 from inception
                                                         Nine months       Nine months           on February 9,
                                                         Ended July        Ended July            2001 to July
                                                         31, 2003          31, 2002              31, 2003
Revenue                                             $                -  $           8,544 $             8,544

Cost of Sales                                                        -              6,257               6,257
                                                   -----------------------------------------------------------

Gross Profit                                                         -              2,287               2,287

Expenses:
          General and administrative                         1,137,974            435,255           1,729,771
          Research and development                             103,134             51,672             309,910
          Charge for impairment of media credits               440,000                  -             440,000
          ----------------------------------------------------------------------------------------------------
                                                             1,681,108            486,927           2,479,681

Other income:
          Interest income                                           66                 58                 405
          ----------------------------------------------------------------------------------------------------
                                                                    66                 58                 405
--------------------------------------------------------------------------------------------------------------

Loss for the period                                 $        1,681,042  $         484,582 $         2,476,989
==============================================================================================================

Loss per share - basic and diluted                  $             0.16  $            0.05 $              0.26

Weighted average number of shares outstanding               10,382,781          9,350,289           9,539,819
--------------------------------------------------------------------------------------------------------------

See accompanying notes to consolidated financial statements.

ESSENTIAL INNOVATIONS TECHNOLOGY CORP.
(a Development Stage Enterprise)
Consolidated Statement of Stockholders' Equity and Comprehensive Loss
(Expressed in United States dollars) For the nine months ended July 31, 2003
(unaudited)

                                                                                                  Deficit
                                                                                                  accumu-    Accumu
                                                                                                   lated      lated
                                                                                      Stock      during the   other
                                            Common          Preferred      Additional subscrip-   develop-   compre-       Total
                                             stock            stock          paid in   tions        ment     hensive   stockholders'
                                          (note 7(b))       (note 7(a))      capital  receivable    stage      loss       equity
                                    -------------------- ------------------ --------- ---------- ----------- ---------- ------------
                                      Number of           Number of
                                        Shares   Amount    Shares    Amount
Balance, October 31, 2002             9,603,000 $ 9,603          -  $    - $  608,933  $    (90) $  (795,947) $ (8,839) $  (186,340)

Common stock issued
 for cash                               336,047     336                       217,861                                       218,197

Common stock issued
  for equipment (note 7(b)(i))           60,480      60                        30,180                                        30,240

Common stock issued on settlement
  of loans (note 7(b)(ii))              370,580     371                       184,919                                       185,290

Common stock issued for services
 received (note 7(b)(iii))              381,500     381                       190,369                                       190,750

Variable stock compensation costs                                             362,500                                       362,500

Options issued in exchange for
 services received (note 7(c)(iv)
 and 7(c)(v))                                                                 134,401                                       134,401

Options issued for financing
  (notes 5 and 7(c))                                                           43,433                                        43,433

Preferred shares issued for prepaid
  media credits (note 8(a))                                400,000     400    439,600                                       440,000

Common stock subscribed
  but not issued, for cash               25,000      25                        24,975                                        25,000

Common stock subscribed, but
  not issued, for equipment
  (note 7(b)(iv))                        38,680      39                        38,641                                        38,680

Common stock subscribed, but
  not issued, for settlement of
  debt (note 7(b)(v))                    67,000      67                        66,933                                        67,000

Stock issue costs                                                              (1,915)                                       (1,915)

Loss for the period                                                                               (1,681,042)            (1,681,042)

Foreign currency translation                                                                                    (2,750)      (2,750)
                                                                                                                         -----------
Comprehensive loss                                                                                                       (1,683,792)
                                  --------------------------------------------------------------------------------------------------
Balance July 31, 2003                10,882,287 $10,882    400,000  $  400 $2,340,830       (90) $(2,476,989) $(11,589) $  (136,556)
                                  ==================================================================================================

See accompanying notes to consolidated financial statements

ESSENTIAL INNOVATIONS TECHNOLOGY CORP.
(a Development Stage Enterprise)
Consolidated Statement of Cash Flows
(Expressed in United States dollars)
For the six months ended July 31, 2003 and 2002 and Cumulative from inception on February 9, 2001 to July 31, 2003
(unaudited)


                                                                                                  Cumulative
                                                                                                  from inception
                                                                Nine months      Nine months      on February 9,
                                                                ended July 31,   ended July 31,   2001 to July 31,
                                                                2003             2002             2003
Cash provided by (used in):

Operations:
     Loss for the period                                     $     (1,681,042) $     (484,582) $    (2,476,989)
     Adjustment to reconcile loss for the period to
     net cash used in operating activities:
         Loss on disposal of leasehold improvements                         -               -            6,138
         Amortization of property and equipment                        12,638           6,351           27,065
         Amortization of tenant inducements                            (2,665)         (7,751)         (13,122)
         Services received, paid by issuance of
             common shares                                            232,875                          261,075
         Excess of fair value of common shares issued
         for debt settlement and equipment                            150,717                          150,717
         Services received, paid by issuance of
             options and warrants                                     540,335         125,241          690,576
         Charges for impairment of media credits                      440,000                          440,000
         Changes in assets and liabilities (Note 10)                   52,135          40,394          133,344
         ------------------------------------------------------------------------------------------------------
     Net cash used in operating activities                           (255,007)       (320,347)        (781,196)
                                                             --------------------------------------------------

Investments:
     Purchase of property and equipment                                (1,954)         (4,989)         (56,063)
     Proceeds from disposal of assets                                  12,780                           12,780
     Deposits and other                                                   820          (1,576)          (3,440)
     ----------------------------------------------------------------------------------------------------------
     Net cash used in investing activities                             11,646          (6,565)         (46,723)
                                                             --------------------------------------------------

Financing:
     Issuance of common stock                                         241,282         219,705          681,287
     Tenant inducements received                                            -               -           16,042
     Advances from shareholders                                             -          59,978          116,656
     Repayments to shareholders                                        (6,367)              -          (14,851)
     Loan proceeds received                                            31,201          29,040           60,042
     Loan repayments                                                  (21,298)         -               (21,298)
     ----------------------------------------------------------------------------------------------------------

     Net cash provided by financing activities                        244,818         308,723          837,878
                                                             --------------------------------------------------
Foreign exchange gain (loss) on cash held in
     foreign currency                                                   4,532               -           (2,045)
                                                             --------------------------------------------------

Increase in cash during the period                                      5,989         (18,189)           7,914

Cash at beginning of the period                                         1,925          18,910          -
                                                             --------------------------------------------------

Cash at end of the period                                    $          7,914  $          721  $         7,914
                                                             ==================================================


See accompanying notes to consolidated financial statements.

ESSENTIAL INNOVATIONS TECHNOLOGY CORP.
Consolidated Statement of Cash Flows (continued)
(Expressed in United States dollars)
For the six months ended July 31, 2003 and 2002 and Cumulative from inception on February 9, 2001 to July 31, 2003
(unaudited)

Supplementary Information:
                                                                                                  Cumulative
                                                                                                  from inception
                                                                Nine months      Nine months      on February 9,
                                                                ended July 31,   ended July 31,   2001 to July 31,
                                                                2003             2002             2003
Interest paid                                                $          3,500  $            -  $         3,500
Income taxes paid                                                           -               -                -
Non-cash transactions:
  Common shares subscribed in exchange for stock
    subscriptions receivable                                                -          25,211                -
  Common shares issued for prepaid consulting services                  2,625                            2,625
  Preferred shares issued for prepaid media credits                   440,000                          440,000
  Loans settled by issuance of common shares                          185,290                          185,290
  Debt settled by issuance of common shares                            67,000                           67,000
  Automotive equipment acquired for common shares                      68,920                           68,920
  Salaries payable settled by issuance of options                     208,876                          208,876


See accompanying notes to consolidated financial statements.

ESSENTIAL INNOVATIONS TECHNOLOGY CORP.
(a Development Stage Enterprise)
Notes to Consolidated Financial Statements
(Expressed in United States dollars)

For the Nine Months Ended July 31, 2003 and 2002, and the Period from Inception on February 9, 2001, to July 31, 2003 (unaudited)

1.       Description of Business

Essential Innovations Technology Corp. (the "Company") was incorporated under the laws of the state of Nevada on April 4, 2001 (note 3(a)). The Company is engaged in the development and distribution of eco-friendly lifestyle enhancement solutions for the betterment of energy, water, air and health. To July 31, 2003, substantially all of the Company's efforts have been directed towards product and distribution chain development. Accordingly, for financial reporting purposes, the Company is considered to be a development stage enterprise. Essential Innovations Asia Limited was incorporated, as a wholly-owned subsidiary, on April 9, 2002, for the purpose of marketing, under exclusive global rights, except in Canada and the United States, the bio-energetic devices produced by SOTA Instruments.

2.       Future Operations

The Company's financial statements have been prepared using generally accepted accounting principles of the United States of America applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business. To date, the Company has not generated revenue from its products or positive cash flow from operations and has a material working capital deficit. To continue as a going concern, it is the Company's intention to raise additional equity to finance the further development of its business until positive operating cash flow can be generated from its operations. However, there can be no assurance that such additional funds required will be available to the Company when required or on terms acceptable to the Company. Such limitations could have a material adverse effect on the Company's business, financial condition or operations, and these financial statements do not include any adjustment that would be necessary should the Company be unable to continue and therefore be required to realize its assets and discharge its liabilities in other than the normal course of operation. Failure to obtain sufficient additional funding will necessitate the Company to reduce or limit its operating activities.

3.       Significant Accounting Policies

(a) Basis of consolidation:

These consolidated financial statements include the accounts of Essential Innovation Technology Corp. and its wholly-owned subsidiaries, Essential Innovation Corporation ("EIC") and Essential Innovations Asia Limited. Essential Innovation Corporation was incorporated on February 9, 2001, and as noted above, the Company was incorporated on April 4, 2001. At that time, all the existing shareholders of EIC exchanged their common shares for common shares of the Company. The Company had no assets and liabilities at the time of the exchange. As the only assets of the combined entity after the exchange were those of the subsidiary prior to the exchange, a change in ownership did not take place. As this exchange lacked substance, it was not a purchase event and has been accounted for based on existing carrying amounts of the subsidiary's assets and liabilities, consistent with the guidance contained in FASB Technical Bulletin 85-5 Issues Relating to Accounting for Business Combinations. All significant inter-company balances and transactions have been eliminated.

ESSENTIAL INNOVATIONS TECHNOLOGY CORP.
(a Development Stage Enterprise)
Notes to Consolidated Financial Statements
(Expressed in United States dollars)

3.       Significant Accounting Policies (continued):

(b) Cash and cash equivalents:

The Company considers all highly liquid debt instruments with maturities of three months or less when acquired to be cash equivalents.

(c) Property and equipment:

Property and equipment are stated at cost and are amortized over their estimated useful life to the Company on the following basis:

  ----------------------------------- ------------------------- ----------------
  Asset                               Basis                     Rate
  ----------------------------------- ------------------------- ----------------
  Automotive equipment                declining-balance           33%
  Computer equipment                  declining-balance           33%
  Office furniture and equipment      declining-balance           20%
  Leasehold improvements              straight-line             3 years
  ----------------------------------- ------------------------- ----------------

(d) Investment tax credits:

The Company follows the cost reduction method of accounting for investment tax credits ("ITC") whereby the benefit of assistance is recognized as a reduction in the cost of the related capital asset or expenditure when receipt of the investment tax credit is considered to be reasonably assured. Once the Company's ITC claims have been assessed by Revenue Canada, any excess or deficiency of the net ITC receivable will be reflected in the period the notice of assessment is received.

(e) Tenant inducements:

Tenant inducements, related to a free rent period received by the Company upon entering into a lease for its research and development facilities, are capitalized and amortized over the initial term of the related lease.

(f) Research and development expenses:

Research and development costs are expensed as incurred. Costs incurred to date include personnel and facilities costs, amortization of related property and equipment and licensing fees for technology used in the development effort.

ESSENTIAL INNOVATIONS TECHNOLOGY CORP.
(a Development Stage Enterprise)
Notes to Consolidated Financial Statements
(Expressed in United States dollars)

3.       Significant Accounting Policies (continued):

(g) Advertising expenses:

Advertising costs are expensed as incurred in accordance with AICPA Statement of Position 93-7 Reporting on Advertising Costs and included in general and administrative expenses.

(h) Income taxes:

Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carry forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. To the extent that it is not considered to be more likely than not that a deferred tax asset will be realized, a valuation allowance is provided.

(i) Loss per share:

Basic loss per share is calculated by dividing the net loss by the weighted average number of common shares outstanding for the period. Diluted loss per share reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock. For all periods presented, all potentially issuable common stock is anti-dilutive.

(j) Comprehensive loss:

SFAS No. 130 establishes standards for reporting comprehensive income (loss) and its components in financial statements. Comprehensive loss, as defined, includes all changes in equity (net assets) during a period from non-owner sources. To date, the Company has not had any significant transactions that are required to be reported in other comprehensive loss, except for foreign currency translation adjustments as described in note 3(l).

(k) Use of estimates:

The preparation of financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the fiscal period. Actual results may differ from those estimates.

ESSENTIAL INNOVATIONS TECHNOLOGY CORP.
(a Development Stage Enterprise)
Notes to Consolidated Financial Statements
(Expressed in United States dollars)

3.       Significant Accounting Policies (continued):

(1) Translation of foreign currencies:

The functional currency of the Company is the Canadian dollar. For reporting purposes, Canadian dollar denominated assets and liabilities are translated into United States dollars at the exchange rate in effect at the balance sheet date. Revenues and expenses arising from Canadian dollar transactions are translated into United States dollars at the average rate for the period. Translation adjustments resulting from this process are presented in accumulated other comprehensive loss on the consolidated balance sheet as a separate component of stockholders' equity.

(m) Financial instruments:

The Company has the following financial instruments: cash, goods and services tax receivable, accounts payable, accrued liabilities, loans payable, and amounts due to shareholders. The carrying value of these financial instruments approximates their fair value due to their liquidity or their short-term nature.

(n) Concentration of credit risk:

Financial instruments that potentially subject the Company to credit risk consist principally of cash and goods and services tax receivable. Cash is deposited with high credit quality financial institutions. Goods and services tax is receivable from a department of the Government of Canada.

(o) Segment information:

The Company operates in three reportable segments. Substantially all of the Company's operations and assets are in Canada (note 13).

(p) Impairment or disposal of long-lived assets:

The Company reviews long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to undiscounted future net cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its undiscounted estimated future cash flows, an impairment charge is recognized by the amount by which the carrying amount of the asset exceeds the fair value of the asset. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

During the nine months ended July 31, 2003, the Company has recorded an impairment charge of $440,000 against the carrying amount of media credits (note
8).

ESSENTIAL INNOVATIONS TECHNOLOGY CORP.
(a Development Stage Enterprise)
Notes to Consolidated Financial Statements
(Expressed in United States dollars)

3.       Significant Accounting Policies (continued):

(q) Stock based compensation:

The Company accounts for equity instruments issued to non-employees in accordance with the provisions of SFAS No. 123 and Emerging Issues Task Force ("EITF") 96-18. All transactions in which goods or services are the consideration received for the issuance of equity instruments are accounted for based on the fair value of the consideration received or the fair value of the equity instrument, whichever is more reliably measurable.

The Company accounts for stock-based compensation arrangements with employees in accordance with the provisions of Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees ("APB No. 25") and related interpretations, including FASB Interpretation No. 44, Accounting for Certain Transactions involving Stock Compensation, an interpretation of APB Opinion No. 25, and complies with the disclosure provisions of SFAS No. 123 Accounting for Stock-Based Compensation. Under APB No. 25, compensation expense is based on the difference, if any, between the fair value of the Company's stock and the exercise price of options issued on the date of grant. Unearned compensation, if any, is amortized over the vesting period of the individual options.

As allowed by SFAS No. 123, the Company has elected to continue to apply the intrinsic-value-based method of accounting described above, and has adopted only the disclosure requirements of SFAS No. 123. The following table illustrates the effect on net income if the fair-value-based method had been applied to all outstanding and unvested awards in each period:

                                                                                    July 31,
                                                                            2003                   2002
                                                                  ---------------------------------------------
Loss, as reported                                                    $      1,681,042        $       484,582
Add stock-based employee compensation expense included in                    (540,335)              (125,241)
    reported net income, net of tax
Deduct total stock-based employee compensation expense
    determined under fair-value-based method for all rewards,
    net of tax                                                                267,269                125,241
                                                                     ------------------------------------------
Pro forma loss                                                       $      1,407,976        $       484,582
                                                                     ==========================================
Pro forma loss per share                                             $           0.14        $          0.05
                                                                     ==========================================

For the stock options granted during the nine months ended July 31, 2003, the fair value of options used in calculating the pro forma information above has been estimated as of the date of grant using the Black-Scholes option-pricing model with the following assumptions used: risk-free interest rate of 5.5% (2002: 5.5%); expected life of 7 years (2002: 7 years); expected volatility ranging from 0% (2002: 0%), depending on the date of the grant; and no dividends.

ESSENTIAL INNOVATIONS TECHNOLOGY CORP.
(a Development Stage Enterprise)
Notes to Consolidated Financial Statements
(Expressed in United States dollars)

3.       Significant Accounting Policies (continued):

(r) Interim financial statements:

These consolidated statements do not include all disclosures required by accounting principles generally accepted in the United States of America for annual financial statements, and accordingly, these financial statements should be read in conjunction with the Company's most recent annual consolidated financial statements for the period ended October 31, 2002.

(s) Recent Accounting Pronouncement:

In May 2003, FASB issued SFAS 150 Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity. This statement addresses the need to present equity instruments with characteristics of liabilities as liabilities. It is effective for financial instruments entered into or modified after May 31, 2003, and for the first interim period beginning after June 15, 2003. The Company does not anticipate that the statement will have a material impact on the Company's financial statements.

4.       Property and Equipment

Property and equipment consists of the following:

                                                                                    Net Book Value
                                                                          --------------------------------
                                                        Accumulated          July 31,        October 31,
                                            Cost        Depreciation           2003             2002
----------------------------------------------------------------------------------------------------------
Automotive equipment                 $        16,116 $           2,238 $          13,878 $              -
Computer equipment                             4,325             2,454             1,871            2,545
Computer Software                              1,422               459               963            1,240
Office furniture and equipment                14,977             4,238            10,739            9,498
Leasehold improvements                        31,886            19,770            12,116           18,119
----------------------------------------------------------------------------------------------------------
                                     $        68,726 $          29,159 $          39,567 $         31,402
==========================================================================================================

ESSENTIAL INNOVATIONS TECHNOLOGY CORP.
(a Development Stage Enterprise)
Notes to Consolidated Financial Statements
(Expressed in United States dollars)

5.       Loans Payable

Loans payable consist of the following:


                              July 31, 2003        October 31, 2002

     N. Wuschke          $                    - $                 28,841
     S. Wuschke                          24,140                        -
     --------------------------------------------------------------------
                         $               24,140 $                 28,841
     ====================================================================

During the nine months ended July 31, 2003, the loan payable to N. Wuschke, a family member of a director and officer of the Company, was repaid in full by settling $20,000 of the principal through issuance of 80,000 fully paid common shares and the balance of the principal and accrued interest in cash. The shares were recorded at their estimated fair value of $40,000, calculated by reference to the market value of the shares at the time of the settlement, and the Company recognized a loss on settlement of $20,000. (note 7(b)(ii)).

On April 1, 2003, S. Wuschke, a director and officer of the Company, made an unsecured loan to the Company in the amount of CDN$45,000 (US$30,600), due on demand, payable monthly as to interest of 8% with the principal to be repaid in full on or before April 1, 2004. In connection with this loan, options were granted which entitle the holder to purchase 50,000 common shares of the Company until 2012, 25,000 at $0.25 per share and 25,000 at $0.50 per share. The fair value of the options of $37,978 has been recorded as interest expense during the nine months ended July 31, 2003.

6.       Due to Shareholders

Amounts due to shareholders at July 31, 2003, are unsecured, without specific terms of repayment and non-interest bearing, with the exception of $30,000 for which a flat interest of 12% has been accrued. During the nine months ended July 31, 2002, warrants were granted which entitle the holder of the $30,000 loan to purchase 50,000 common shares at $0.35 per share. The fair value of the warrants of $11,329 was recorded as interest expense during the nine months ended July 31, 2002. During the nine months ended July 31, 2003, a shareholder settled $72,645 of non-interest bearing loans in exchange for 290,580 fully paid common shares. The common shares were recorded at their estimated fair value of $145,290, calculated by reference to the market value of the shares at the time of the settlement, and the Company recognized a loss on settlement of $72,645 (note 7(b)(ii)).

ESSENTIAL INNOVATIONS TECHNOLOGY CORP.
(a Development Stage Enterprise)
Notes to Consolidated Financial Statements
(Expressed in United States dollars)

7.       Share Capital

(a) Preferred shares:

During the year ended October 31, 2002, the Company increased its authorized capital with the creation of 10,000,000 preferred shares of $0.001 par value. The designation of rights including voting powers, preferences and restrictions shall be determined by the board of directors before the issuance of any shares.

During the nine months ended July 31, 2003, the Company entered into an agreement for the acquisition of media credits requiring a deposit of $1.5 million, which the Company satisfied in full by issuing 400,000 series A preferred shares (see note 8). For financial statement purposes, the Company has recorded these shares at their estimated fair value of $440,000 or $1.10 per share. These shares are non-voting, not entitled to dividends, and are automatically convertible into common shares on a one-for-one basis, upon the later of 18 months after the date of the agreement, February 14, 2003, or 180 days after the Company's initial public offering yielding a minimum of $10 million. The preferred shares will be redeemable at the option of the Company for $0.01 per share if media credits are not honored by the providers or any media credits remain unused after their expiration.

(b) Common shares:

During the nine months ended July 31, 2003, the Company issued 10,000 common shares for which proceeds had been received prior to October 31, 2002, and 336,047 common shares for total cash proceeds of $218,197 received during the period, including 25,800 shares at $0.25 per share, 187,000 shares at $0.50 per share, 13,750 shares at $0.64 and 109,497 shares at $1.00 per share. The Company paid stock issue costs of $1,915, of which $1,107 were paid to two officers and directors of the Company. The Company also received $25,000 for 25,000 shares which remain unissued as at July 31, 2003.

In addition, the Company has recorded the following transactions during the nine months ended July 31, 2003:

         i) acquisition of certain automotive equipment, valued at $15,120, in exchange for 60,480 common shares. The common shares have been recorded at their estimated fair value of $0.50 per share on the date of the transaction, and the Company has recorded a loss of $15,120 on the exchange.

         ii) settlement of a portion of certain shareholder and other loans totaling $92,645 for 370,580 common shares. The common shares have been recorded at their estimated fair value of $0.50 per share on the dates of settlement, and the Company has recorded losses of $92,645 arising from the settlements (notes 5, 6, 11(d) and (e)).

ESSENTIAL INNOVATIONS TECHNOLOGY CORP.
(a Development Stage Enterprise)
Notes to Consolidated Financial Statements
(Expressed in United States dollars)

7.       Share Capital (continued)

         iii) issuance of 381,500 common shares, to certain employees and consultants for services provided. The common shares have been recorded at their estimated fair value of $0.50 per share on the dates services were provided.

         iv) acquisition of certain automotive equipment, with a fair value of $12,728, in exchange for 38,680 common shares. The common shares have been recorded at their estimated fair value of $1.00 per share on the date of the transaction, and the Company has recorded a loss of $25,952 on the exchange. These shares remain unissued as at July 31, 2003.

         v) settlement of $50,000 payable to a company controlled by a director and officer in exchange for 67,000 common shares. The common shares have been recorded at their estimated fair value of $1.00 per share on the date of the transaction and the Company has recorded a loss of $17,000 on the debt settlement. The shares remain unissued as at July 31, 2003 (note 11(a)).

         vi) issuance and subsequent cancellation of 628,134 common shares in connection with the acquisition of certain lands in San Marcos, Texas. At July 31, 2003, these shares were being held in escrow pending the completion of the acquisition of the lands and accordinly no value has been assigned to these shares by the Company. As the Company has been recently advised that the vendors of the lands do not intend to complete the sale of the land to the Company, the Company has cancelled the 628,134 shares issued into escrow and is evaluating its legal options (notes 9 and 12).

During the year ended October 31, 2002, the Company issued 220,000 common shares at $0.25 per share for total proceeds of $55,000 and 310,000 common shares at $0.50 per share for total proceeds of $155,000. The Company paid stock issue costs of $4,000.

During the year ended October 31, 2002, the Company issued 50,000 common shares to a director for services provided. These shares have been recorded at their estimated fair value of $0.50 per share.

(c) Warrants and options:

During the nine months ended July 31, 2003, the Company issued the following:

         i) 25,800 options to certain investors to acquire 12,900 common shares at $0.25 per share and 12,900 common shares at $0.50 per share exercisable to the year 2007. The Company has expensed the fair value of $706 during the nine months ended July 31, 2003, in relation to these options.

ESSENTIAL INNOVATIONS TECHNOLOGY CORP.
(a Development Stage Enterprise)
Notes to Consolidated Financial Statements
(Expressed in United States dollars)

7.       Share Capital (continued):

         ii) 50,000 options to a shareholder and director, for making a loan to the Company, to acquire 25,000 common shares at $0.25 per share and 25,000 common shares at $0.50 per share exercisable to the year 2012. The Company has expensed the fair value of $37,978 during the nine months ended July 31, 2003, in relation to these options.

         iii) 32,500 options to certain investors to acquire 16,250 common shares at $1.00 per share and 16,250 common shares at $2.00 per share exercisable to the year 2010. The Company has expensed the fair value of $4,750 during the nine months ended July 31, 2003, in relation to these options.

         iv) 500,000 options to purchase common shares of the Company to certain employees and consultants consisting of 262,500 with an exercise price of $0.50 per share and 237,500 with an exercise price of $1.00 per share. All options are fully vested and are exercisable through 2010. The Company has expensed the fair value of the options issued to consultants of $27,401, and the intrinsic value of the options issued to employees of $37,500, during the nine months ended July 31, 2003.

         v) 278,000 options to purchase common shares of the Company at an exercise price of $0.75 per share to certain management to settle wages payable in the amount of $208,876. The Company has expensed the intrinsic value of these options of $69,500 and reversed previously accrued wages of $208,876 for a net gain of $139,376 in the period. This recovery has been included under general and administrative expenses on the statement of operations.


A summary of the Company's stock options and warrants:

                                                  For the Nine months ended July 31,
                                                  2003                         2002
                                    ---------------------------------------------------------------
                                                       Weighted                        Weighted
                                                       average         Number          average
                                        Number of      exercise        of              exercise
                                        Options        price           Options         price
                                    ---------------------------------------------------------------
Outstanding at beginning of period      2,880,000 $            0.57             - $              -
Granted
   -options issued to directors,
    employees, advisors, and              778,000              0.74     2,420,000             0.61
    consultants
   -options issued to others              108,300              0.65        60,000             0.88
   -warrants                                                              300,000             0.28
Exercised                                       -                 -             -                -
                                    ---------------------------------------------------------------
Outstanding at end of period            3,766,300 $            0.61     2,780,000 $           0.58
                                    ===============================================================

ESSENTIAL INNOVATIONS TECHNOLOGY CORP.
(a Development Stage Enterprise)
Notes to Consolidated Financial Statements
(Expressed in United States dollars)

7.       Share Capital (continued):

                                              Exercise        Expiry
                               Number          Price           Date
                           ---------------- ------------- ---------------
     Directors                  225,000        $0.25           2007
     &                          125,000        $0.50           2007
     Employees                  262,500        $0.50           2010
                                278,000        $0.75           2010
                                750,000        $0.75           2012
                                750,000        $1.00           2012
                                237,500        $1.00           2010
     Advisors                   100,000        $0.25           2007
     &                           45,000        $0.50           2007
     Consultants                 25,000        $1.00           2007
                                250,000        $0.75           2012
                                250,000        $1.00           2012
     Others                      12,900        $0.25           2007
                                 12,900        $0.50           2007
                                 30,000        $0.75           2007
                                 30,000        $1.00           2007
                                 16,250        $1.00           2010
                                 16,250        $2.00           2010
                                 25,000        $0.25           2012
                                 25,000        $0.50           2012
     Warrants                   200,000        $0.25
                                100,000        $0.35



8.       Media Credits

On February 14, 2003, the Company entered into an agreement to acquire $25,000,000 in Retail Rate Card Media Credits ("Media Credits") at a cost of $12.5 million. The Media Credits represent the right to purchase advertising by television, print, radio, internet, magazine, facsimile, direct mail and telephone at the customary retail cost without any discount or other concessions. These credits are valid for an initial period of 18 months. At the end of the 18-month period, any unused credits will be automatically extended for use up to 10 years from the date of the agreement. These credits may be either used by the Company or sold to other parties at the option of the Company.

ESSENTIAL INNOVATIONS TECHNOLOGY CORP.
(a Development Stage Enterprise)
Notes to Consolidated Financial Statements
(Expressed in United States dollars)

8.       Media Credits (continued):


The Company has issued 400,000 Series A preferred shares in full satisfaction of an initial payment of $1,500,000 on the agreement. The remaining balance of $11 million will become payable as the media credits are used. The preferred shares are non-voting, not entitled to dividends, and are automatically convertible into common shares upon the later of 18 months after the date of the agreement or 180 days after the Company's initial public offering providing the holder has raised the Company a minimum of $10 million through the initial public offering. The conversion price is the face value of the preferred shares converted divided by 75% of the price paid for common shares by public investors in connection with the initial public offering. The preferred shares will be redeemable, at the option of the Company, for $0.01 per share if media credits are not honored by the providers or any media credits remain unused after their expiration.

The agreement calls for the Company to pay a stand-by fee, commencing six months after the agreement date, of 1% of the unpaid cost of the first $10 million (face value) of media credits not used.

The Company had initially recorded the preferred share and corresponding prepaid asset at $1.10 per share being the Company's best estimate of fair value at the date the transaction was consummated. The Company has since recognized an impairment charge of $440,000 against these media credits.

9.       Commitments

(a) On March 24, 2003, the Company entered into a agreement with a shareholder to acquire approximately 35 acres of commercial and residential lands in San Marcos, Texas, at an appraised value of $1,570,334 payable on closing date, being 90 days after the vendor is able to deliver clear title, by way of cash of $314,067 and the delivery of 628,134 common shares of the Company at an agreed price of $2 per share.

Subsequent to July 31, 2003, the Company has been advised that the vendors of the lands do not intend to complete the sale of the lands to the Company (notes 7(b)(iv) and 12(g)).

(b) The Company is committed under the terms of a lease for the use of office premises in the following annual amounts:


          ------------------------------------------------------------------
          2003                                               $       11,981
          2004                                                       39,935
          ------------------------------------------------------------------

ESSENTIAL INNOVATIONS TECHNOLOGY CORP.
(a Development Stage Enterprise)
Notes to Consolidated Financial Statements
(Expressed in United States dollars)

9.       Commitments (continued):

(c) The Company is committed under the terms of an operating lease for an automobile in the following annual amounts:

        ------------------------------------------------------------------
        2003                                               $        1,210
        2004                                                        4,838
        2005                                                        4,838
        2006                                                        4,838
        2007                                                        2,419
        ------------------------------------------------------------------


10.      Changes in Assets and Liabilities

Changes in assets and liabilities comprise the following:

                                                  July 31,         July 31,
                                                    2003             2002
      ------------------------------------------------------------------------
        Goods and services tax receivable      $     (1,618)     $        (639)
        Inventory                                         -             (3,627)
        Prepaid expenses                             (2,518)              (473)
        Accounts payable                             41,239             36,685
        Accrued liabilities                          15,032              8,448
      ------------------------------------------------------------------------
                                               $     52,135      $      40,394
      ========================================================================

11.      Related Party Transactions

During the nine months ended July 31, 2003:

(a) The Company has accrued consulting fees and related expenses to a company controlled by an officer and director of the Company in the amount of $51,686 (2002 - nil). $50,000 of these fees and expenses have been converted into 67,000 common shares of the Company (note 7(b)(v)).

(b) Certain management and directors forgave $208,876 of accrued wages as at July 31, 2003, and received 278,000 options to acquire common shares of the Company at $0.75 per share (note 7(c)(v)).

(c) The Company paid commissions on certain equity raised to two officers and directors of $1,107 (2002 - nil).

(d) A shareholder converted $72,645 of loans into 290,580 common shares (notes 6 and 7(b)(ii)).

ESSENTIAL INNOVATIONS TECHNOLOGY CORP.
(a Development Stage Enterprise)
Notes to Consolidated Financial Statements
(Expressed in United States dollars)

11.      Related Party Transactions (continued):

(e) The father of a director and officer converted $20,000 of loans into 80,000 common shares (notes 5 and 7(b)(ii)).

(f) A director and officer made an unsecured loan to the Company of CDN$45,000 (US$30,600) payable monthly as to interest of 8%, due in full April 1, 2004 (note 5).

(g) The Company entered into an agreement with a shareholder to acquire approximately 35 acres of residential and commercial lands in San Marcos, Texas, appraised at $1,570,334 payable by way of cash of $314,067 and the issuance of 628,134 common shares of the Company at an agreed price of $2 per share (notes 7(b)(vi) and 9(a)).

12.      Subsequent Events

         Subsequent to July 31, 2003:

(a) The Company entered into employment contracts with management and issued 200,000 common shares and 1,100,000 fully vested options to purchase 1,100,000 common shares at $1.00 per share through 2010 in connection with these contracts.

(b) The Company issued 3,898 common shares for total cash proceeds of $7,796.

(c) The Company issued 124,800 common shares for the purchase of a motor vehicle and payment of certain accrued expenses with a fair value of $31,200.

(d) The Company entered into an agreement with a new board member and issued 25,000 common shares, for services to be rendered; an additional 25,000 at the end of the first 12 months of being on the board; options to acquire 150,000 common shares consisting of i) 50,000 vesting immediately and exercisable until July 1, 2010, consisting of 25,000 exercisable at $1.00 and 25,000 exercisable at $1.50 and, ii) 100,000 vesting at the end of the first 12 months and exercisable until January 31, 2011, consisting of 50,000 exercisable at $1.00 and 50,000 exercisable at $1.50.

(e) The Company issued options to purchase 83,700 common shares of the Company to certain consultants. The options are exercisable until July 1, 2010, and consist of 16,850 exercisable at $0.25, 41,850 exercisable at $0.50, and 25,000 exercisable at $1.00.

(f) 50,000 warrants were exercised at a price of $0.25 per share for total proceeds of $12,500.

(g) The Company has been advised that the vendors of the San Marcos, Texas, land do not intend to complete the sale of the land to the Company. The Company has cancelled the 628,134 common shares issued into escrow and is evaluating its legal options (notes 7(b)(iv) and 9(a)).

ESSENTIAL INNOVATIONS TECHNOLOGY CORP.
(a Development Stage Enterprise)
Notes to Consolidated Financial Statements
(Expressed in United States dollars)

12.      Subsequent Events (continued):

(h) The Company issued 10,000 fully paid and non-assessable common shares for an option to acquire approximately 650 acres of development land in Colorado for $2,300,000. The purchase, which is to close on or before December 31, 2003, can be paid for by cash or the issuance of shares of the Company.

(i) The Company issued 10,000 fully paid and non-assessable common shares and 20,000 options to purchase common shares, 10,000 exercisable at $0.50 per share and 10,000 exercisable at $1.00 per share to an employee for services rendered. The options are fully vested and exercisable through 2010.

(j) A director and officer i) loaned the Company $33,300, on a demand basis, unsecured with 12% interest and 50,000 options to purchase common shares, 25,000 at $0.25 per share and 25,000 exercisable at $0.50 per share. The options are exercisable until January 1, 2011 and ii) loaned the Company an additional $10,000, on a demand basis, unsecured with 9% interest.

(k) A director and officer loaned the Company $4,320 (CDN$6,000), on a demand basis, unsecured with 9% interest.

13.      Segment Information

The Company views its operations in two businesses - geothermal and bio-energetic. The geothermal business is located in the Americas and the bio-energetic business is located in Asia. Summarized financial information by segment for the nine months ended July 31, 2003 and 2002, and cumulative from inception on February 9, 2001, to July 31, 2003, as taken from the unaudited internal management reports, is as follows:

                                                                   Cumulative
                                                                   from
                                                                   inception on
                             Nine months        Nine months        February 9,
                             ended July         ended July 31,     2001 to July
                             31, 2003           2002               31, 2003

Revenue
         Geothermal      $              -  $            173 $           173
         Corporate                      -                 -               -
         Bio-Energetic                  -             8,371           8,371
         -------------------------------------------------------------------
                         $              -  $          8,544 $         8,544

Loss
         Geothermal      $        209,761  $        130,111 $       512,294
         Corporate              1,467,610           262,272       1,851,761
         Bio-Energetic              3,671            92,199         112,934
         -------------------------------------------------------------------
                         $      1,681,042  $        484,582 $     2,476,989

Assets
         Geothermal      $         55,705
         Corporate                  5,680
         Bio-Energetic                940
         ---------------------------------
                         $         62,325

======================================   =======================================

--------------------------------------
           TABLE OF CONTENTS
--------------------------------------

                                                    $7,500,000 Maximum

Prospectus Summary Information......2
Risk Factors........................5
Forward-Looking Statements..........9
Use of Proceeds....................10
Common Stock and Dividend Policy...11              ESSENTIAL INNOVATIONS
Dilution and Comparative Data......12                 TECHNOLOGY CORP.
Management's Discussion and
  Analysis or Plan of Operation....13
Business and Property..............16
Management.........................23
Principal Stockholders.............27
Certain Transactions...............29             6,000,000 Shares Maximum
Description of Securities..........32                   Common Stock
Selling Stockholders...............33                 $0.001 Par Value
Plan of Distribution...............35
Legality of Stock..................37
Where You Can Find
  Additional Information...........37
Index to Financial Statements......38

You  should  rely  on the  information
contained  in  this   Prospectus.   No
dealer, salesperson or other person is
authorized to give information that is             ---------------------
not contained in this Prospectus. This                   PROSPECTUS
Prospectus is not an offer to sell nor             ---------------------
is it  seeking  an offer to buy  these
securities in any  jurisdiction  where
the  offer  or sale is not  permitted.
The  information   contained  in  this
Prospectus  is correct  only as of the
date of this Prospectus, regardless of
the  time  of  the  delivery  of  this
Prospectus   or  any   sale  of  these
securities.

Until  [__________],   2003  (40  days
after   the    commencement   of   the
offering),  all  dealers  that  effect
transactions   in  these   securities,
whether or not  participating  in this
offering, may be required to deliver a
Prospectus. This is in addition to the               November 17, 2003
dealers'   obligation   to  deliver  a
Prospectus when acting as underwriters
and  with   respect  to  their  unsold
allotments or subscriptions.

======================================   =======================================

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

--------------------------------------------------------------------------------
               ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS
--------------------------------------------------------------------------------

         Subsection 1 of Section 78.7502 of the Nevada Revised Statutes (the "Nevada Law") empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he is not liable pursuant to Section 78.138 of the Nevada Law or if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Section 78.138 of the Nevada Law provides that, with certain exceptions, a director or officer is not individually liable to the corporation or its stockholders for any damages as a result of any act or failure to act in his capacity as a director or officer unless it is proven that
(i) his act or failure to act constituted a breach of his fiduciary duties as a director or officer, and (ii) his breach of those duties involved intentional misconduct, fraud or a knowing violation of law.

         Subsection 2 of Section 78.7502 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted under similar standards, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged by a court of competent jurisdiction to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which such action or suit was brought determines that, despite the adjudication of liability, such person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

         Section 78.7502 further provides that to the extent a director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsections (1) and (2) of Section 78.7502, or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith. Section 78.751 of the Nevada Law provides that the indemnification provided for by Section 78.7502 shall not be deemed exclusive or exclude any other rights to which the indemnified party may be entitled and that the scope of indemnification shall continue as to directors, officers, employees or agents who have ceased to hold such positions, and to their heirs, executors and administrators. Section 78.752 of the Nevada Law empowers the corporation to purchase and maintain insurance on behalf of a director, officer, employee or agent of the corporation against any liability asserted against him or incurred by him in any such capacity or arising out of his status as such whether or not the corporation would have the power to indemnify him against such liabilities under Section 78.7502.

         Article VI of the registrant's articles of incorporation provides that, to the fullest extent permitted by the Nevada Law, the registrant shall indemnify directors and may indemnify officers, employees, or agents of the registrant to the extent authorized by the board of directors and in the manner set forth in the bylaws of the registrant. The bylaws provide, pursuant to Subsection 2 of Section 78.751, that the expenses of officers and directors incurred in defending any action, suit or proceeding, whether civil or criminal, must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon delivery, if required by Nevada Law, of an undertaking by or on behalf of the director or officer to repay all amounts so advanced if it is ultimately determined by a court of competent jurisdiction that the officer or director is not entitled to be indemnified by the corporation. The registrant also enters into indemnification agreements consistent with Nevada Law with certain of its directors and officers. In addition, the registrant's officers and directors are provided with indemnification against certain liabilities pursuant to a directors' and officers' liability policy.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons pursuant to the foregoing provisions, registrant has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is contrary to public policy as expressed in the Securities Act of 1933, and therefore, is unenforceable. (See Item 28. Undertaking.)

--------------------------------------------------------------------------------
              ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION
--------------------------------------------------------------------------------

         The following table sets forth the estimated expenses payable by Registrant in connection with the offering:


                           Nature of Expense                             Amount
                           -----------------                             ------
SEC registration fees...............................................   $  2,023
Accounting fees and expenses........................................     45,000
Legal fees and expenses.............................................     50,000
Printing and engraving expenses.....................................     12,500
State securities laws compliance fees and expenses..................     22,500
Miscellaneous.......................................................     17,977
                                                                       --------
         Total......................................................   $150,000
                                                                       ========


--------------------------------------------------------------------------------
                ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES
--------------------------------------------------------------------------------

         During the three years preceding the filing of this registration statement, Registrant has issued securities without registration under the Securities Act on the terms and circumstances described in the following paragraphs.

         Transactions involving the issuances of stock to persons who, at the time of such transactions, were either executive officers, directors, principal stockholders or other affiliates are noted. In each case of the issuance of stock to affiliates, unless otherwise noted, such affiliates purchased stock on the same terms at which stock was sold to unrelated parties in contemporaneous transactions, and such transactions were approved unanimously by the disinterested directors.


Issuances to Founders, Directors and Executive Officers


         Issuances upon Organization

         In March and April 2001, we issued an aggregate of 8,000,000 shares of our common stock to our founders and initial members of our board of directors. These shares were issued at their par value of $0.001 per share in recognition of the founder's contributions of the business plan and organizational efforts and of the directors' agreement to serve in that capacity. Each of our founders and initial directors was intimately acquainted with our business plan and proposed activities at the time of the issuance of these shares.

         Subsequent Issuances

         On June 1, 2001, we issued 70,000 shares of our common stock to the members of our board of directors at their par value of $0.001 per share in recognition of their continued service on our board of directors.


         In March 2003, we issued 290,580 shares of our common stock to Morpheus Financial Corporation (which at that time was deemed to be owned by William Yang, one of our directors) upon the conversion of $72,465 owed to it at an agreed conversion rate of $0.25 per share. Morpheus Financial Corporation represented in writing that it was not a resident of the United States and that the securities constituted restricted securities and consented to a restrictive legend on the certificates to be issued. This transaction was made in reliance on Regulation S.

         In March 2003, we also issued 50,000 shares at an agreed value of $0.50 per share to Mr. Yang as compensation for providing consulting and advisory services in Hong Kong and the People's Republic of China related to the formulation and development of our marketing and distribution plan in the Asia-Pacific region. Mr. Yang represented in writing that he was not a resident of the United States and that the securities constituted restricted securities and consented to a restrictive legend on the certificate to be issued. This sale was made in reliance on Regulation S.

         In September 2003, we formalized an agreement effective July 31, 2003, and agreed to issue 67,000 shares of our common stock to a company controlled by Kenneth G.C. Telford, a director and our chief financial officer, upon the conversion of $50,000 owed to him in accrued but unpaid salary at an agreed conversion rate of $0.75 per share. Also in September 2003, we agreed to issue to Mr. Telford 200,000 shares of our common stock as consideration for his agreement to enter into a new employment agreement with us. Mr. Telford represented in writing that he was not a resident of the United States, acknowledged that the securities constituted restricted securities, and consented to a restrictive legend on the certificates to be issued. This transaction was made in reliance on Regulation S.

         In September 2003, we agreed to issue 25,000 shares of our common stock to Peter Bond in recognition of his agreement to serve on our board of directors. Mr. Bond acknowledged in writing that the securities constituted restricted securities and consented to a restrictive legend on the certificates to be issued.

         In September 2003, we formalized agreements effective July 31, 2003, with three of our executive officers, two of whom are also directors, to issue options to purchase an aggregate of 278,000 shares of our common stock, upon the conversion of a total of $208,876 owed to them in accrued but unpaid salary. Also in September 2003, we agreed to issue the same three executive officers options to purchase an aggregate of 650,000 shares of our common stock as consideration for their agreements to enter into new employment agreements with us. Each of the executive officers was not a resident of the United States, and each acknowledged that the securities constituted restricted securities and consented to a restrictive legend on the certificates to be issued. This transaction as made in reliance on Regulation S.

         On October 1, 2003, we issued to Jason McDiarmid, our president and chief executive officer, options to purchase 50,000 shares of our common stock at any time before January 1, 2011, of which 25,000 options have an exercise price of $0.25 per share and 25,000 options have an exercise price of $0.50 per share. The options were issued as consideration for Mr. McDiarmid's making a loan to us.


Issuances to Investors outside the United States


         During the period from our inception (February 9, 2001) through the date of this prospectus, we have sold an aggregate of 1,726,097 shares of our common stock to a total of 56 investors outside the United States for a total of $643,147 in cash. These shares were issued at prices ranging from $0.25 to $1.00 per share. No general solicitation was used, no commission or other remuneration was paid in connection with such transactions, and no underwriter participated. All purchasers represented in writing that they were not residents of the United States, acknowledged in writing that the securities constituted restricted securities, and consented to a restrictive legend on the certificates to be issued. These sales were made in reliance on Regulation S.

         In July 2003, we issued an aggregate of 18,700 shares of common stock, options to purchase 7,500 shares of common stock at $1.00 per share, and options to purchase 7,500 shares of common stock at $2.00 per share to three investors for an aggregate of $18,700. All of the options are exercisable until July 1, 2010. Each investor is also entitled, in the event a trading market develops for our common stock and the share price is below $1.00 per share, to require us to issue them additional shares of common stock in the amounts necessary to have the total number of shares, when multiplied by the market price, equal the amount of their investment. All investors represented in writing that they were not residents of the United States, acknowledged in writing that the securities constituted restricted securities, and consented to a restrictive legend on the certificates to be issued. These sales were made in reliance on Regulation S.

         In September 2003, we agreed to issue 3,848 shares of our common stock for $7,796 in cash. No general solicitation was used and no commission or other remuneration was paid in connection with the transaction. The purchaser represented in writing that it was not a resident of the United States, acknowledged that the securities constituted restricted securities, and consented to a restrictive legend on the certificate to be issued.

         In June 2001, we issued 25,000 shares of our common stock as compensation for services performed on our behalf by a contractor who assisted us with the construction and completion of the 2,000 square foot office space within our 7,000 square foot Canadian facility. These shares were issued at an agreed value of $0.001 per share. No general solicitation was used and no commission or other remuneration was paid in connection with the transaction. The purchaser represented in writing that he was not a resident of the United States, acknowledged in writing that the securities constituted restricted securities, and consented to a restrictive legend on the certificate to be issued. This sale was made in reliance on Regulation S.

         In March 2003, we issued 60,480 shares of our common stock to an automobile dealer in Canada for two vehicles with an agreed value of $15,120. No general solicitation was used and no commission or other remuneration was paid in connection with the transaction. The purchaser represented in writing that it was not a resident of the United States, acknowledged in writing that the securities constituted restricted securities, and consented to a restrictive legend on the certificate to be issued. This sale was made in reliance on Regulation S.


         In September 2003, we agreed to issue 124,800 shares of our common stock to an automobile dealer for one motor vehicle and vehicle maintenance with an agreed value of $31,200. No general solicitation was used and no commission or other remuneration was paid in connection with the transaction. The purchaser represented in writing that it was not a resident of the United States, acknowledged in writing that the securities constituted restricted securities and consented to a restrictive legend on the certificate to be issued. This sale was made in reliance on Regulation S.

         In August 2003, we issued 38,680 shares of our common stock to an individual in Canada for one motor vehicle with an agreed value of 421$21,713. No general solicitation was used and no commission or other remuneration was paid in connection with the transaction. The purchaser represented in writing that he was not a citizen of the United States, acknowledged in writing that the securities constituted restricted securities, and consented to a restrictive legend on the certificate to be issued. This sale was made in reliance on Regulation S.

         In March 2003, we issued an aggregate of 271,500 shares at an agreed value of $0.50 per share to a total of four of our employees in Canada as compensation for their efforts in the development and pre-commercialization of our EI Elemental Heat Energy System and the ongoing sales, marketing, and administrative day-to-day operation and oversight of the corporation. The employees represented in writing that they were not residents of the United States and that the securities constituted restricted securities and consented to a restrictive legend on the certificates to be issued. These sales were made in reliance on Regulation S.


         In March 2003, we issued 80,000 shares of our common stock to Norman Wuschke (the father of one of our directors) upon the conversion of $20,000 owed to him at an agreed conversion rate of $0.25 per share. Mr. Wuschke represented in writing that he was not a resident of the United States and that the securities constituted restricted securities and consented to a restrictive legend on the certificates to be issued. This transaction was made in reliance on Regulation S.


         In March 2003, we issued 10,000 shares at an agreed value of $0.50 per share to one nonaffiliated individual for financial consulting and advisory services performed on our behalf, focused particularly on introductions to certain experienced individuals who might agree to join us as members of our board of directors or advisory board. The recipient represented in writing that he was not a resident of the United States and that the securities constituted restricted securities, and consented to a restrictive legend on the certificate to be issued. This sale was made in reliance on Regulation S.

         On October 1, 2003, we agreed to issue 50,000 shares of our common stock as compensation to a consultant serving as a liaison and public relations facilitator to generate sales, marketing and distribution channels in Asia. The recipient represented in writing that he was not a resident of the United States and that the securities constituted restricted securities, and consented to a restrictive legend on the certificate to be issued. This transaction was made in reliance on Regulation S.

Issuances to United States Investors

         Between May 2001 and April 2003, we issued an aggregate of 90,000 shares of our common stock to a total of four United States investors for a total of $33,000 in cash. These shares were issued at prices ranging between $0.25 and $0.50 per share. No general solicitation was used, no commission or other remuneration was paid in connection with such transactions, and no underwriter participated. All purchasers acknowledged in writing that the securities constituted restricted securities and consented to a restrictive legend on the certificates to be issued.

         In March 2003, we issued 400,000 shares of Series A Preferred Stock with an agreed value of $3.75 per share to one investor as a deposit for the purchase of $1.5 million in media credits. No general solicitation was used, no commission or other remuneration was paid in connection with such transaction, and no underwriter participated. The purchaser acknowledged in writing that the securities constituted restricted securities and consented to a restrictive legend on the certificate to be issued.

Exemptions from Registration

         Except as expressly otherwise stated above, each of the above transactions was effected in reliance on the exemption from registration provided in Section 4(2) of the Securities Act as transactions not involving any public offering. In each case, the offering was limited and without any general solicitation, there were a limited number of investors, and the investors were sophisticated relative to an investment in the Company and able to bear the economic risks of their investment. Each transaction was negotiated with an officer of the Company to answer questions from the investors and provide additional material information requested, to the extent it could be provided without unreasonable effort or expense. The investors had access to material information of the kind that registration would provide. All certificates contained a restrictive legend.


--------------------------------------------------------------------------------
                                ITEM 27. EXHIBITS
--------------------------------------------------------------------------------

Exhibits


   Exhibit
    Number                                     Title of Document                                       Location
-------------- ---------------------------------------------------------------------------------- --------------------
   Item 3.     Articles of Incorporation and Bylaws
-------------- ---------------------------------------------------------------------------------- --------------------
    3.01       Articles of Incorporation                                                          Incorporated by
                                                                                                  reference(1)
    3.02       Articles of Amendment to the Articles of Incorporation                             Incorporated by
                                                                                                  reference(1)

    3.03       Bylaws                                                                             Incorporated by
                                                                                                  reference(2)

  Item 4.      Instruments Defining the Rights of Holders, Including Indentures
-------------- ---------------------------------------------------------------------------------- --------------------
    4.01       Specimen stock certificate                                                         Incorporated by
                                                                                                  reference(1)
    4.02       Form of Designation of Rights, Privileges and Preferences of Series A              Incorporated by
               Preferred Stock                                                                    reference(1)

  Item 5.      Opinion re: Legality
-------------- ---------------------------------------------------------------------------------- --------------------
    5.01       Opinion of Kruse Landa Maycock & Ricks, LLC                                        Incorporated by
                                                                                                  reference(1)

                                      II-6

   Exhibit
    Number                                     Title of Document                                       Location
-------------- ---------------------------------------------------------------------------------- --------------------
  Item 10.     Material Contracts
-------------- ---------------------------------------------------------------------------------- --------------------
    10.01      Lease between Canden Industries Ltd. and Essential Innovations Corp. dated         Incorporated by
               September 1, 2001                                                                  reference(1)
    10.02      Technology Sale Agreement between William Baumgartner and Essential                Incorporated by
               Innovations Technology Corp. dated February 20, 2002                               reference(1)
    10.03      International Marketing Agreement among SOTA Instruments, Inc., Essential          Incorporated by
               Innovations Asia Limited and Essential Innovations Technology Corporation          reference(1)
               dated April 9, 2002
    10.04      Agreement between: Crown Plaza Executive Suites Corporation and Essential          Incorporated by
               Innovations Technology Corporation dated November 26, 2002                         reference(1)
    10.05      Official Term Sheet between Mr. Ken Telford and Essential Innovations              Incorporated by
               Technology Corp. effective January 1, 2003, signed February 21, 2003               reference(1)
    10.06      Media Transfer and Stock Purchase Agreement among Essential Innovations            Incorporated by
               Technology Corporation, Digital Alliance Group, LLC, and Millennium Capital        reference(1)
               Quest Corp. dated as of February 14, 2003
    10.07      Land Transfer and Stock Purchase Agreement among Essential Innovations             Incorporated by
               Technology Corp., Albert T. Lowman Living Trust, Darlyne Rossow Lowman, Todd       reference(1)
               Alan Lowman and Cathy Lowman Northcutt dated as of March 24, 2003
    10.08      Addendum to Original Land Transfer and Stock Purchase Agreement among              Incorporated by
               Essential Innovations Technology Corp., Albert T. Lowman Living Trust,             reference(1)
               Darlyne Rossow Lowman, Todd Alan Lowman and Cathy Lowman Northcutt dated May
               30, 2003

    10.09      Letter of Agreement between Norm Wuschke and Essential Innovations                 Incorporated by
               Technology Corp. dated February 10, 2003                                           reference(2)
    10.10      Letter of Agreement between Morpheus Financial Corporation and Essential           Incorporated by
               Innovations Technology Corp. dated February 27, 2003                               reference(2)
    10.11      Letter of Commitment between Steve Wuschke and Essential Innovations               Incorporated by
               Technology Corp. dated April 1, 2003                                               reference(2)
    10.12      Form of Subscription Agreement                                                     Incorporated by
                                                                                                  reference(2)
    10.13      Employment Term Sheet for Jason McDiarmid                                          Incorporated by
                                                                                                  reference(2)
    10.14      Employment Term Sheet for Ken Telford                                              Incorporated by
                                                                                                  reference(2)
    10.15      Employment Term Sheet for Steve Wuschke                                            Incorporated by
                                                                                                  reference(2)
    10.16      Employment Term Sheet for Stevan Perry                                             This filing

                                      II-7

   Exhibit
    Number                                     Title of Document                                       Location
-------------- ---------------------------------------------------------------------------------- --------------------
    10.17      Loan Agreement among Kenneth G.C. Telford, Inc., Essential Innovations             This filing
               Corp., and Essential Innovations Technology Corp. dated September 1, 2003
    10.18      Loan Agreement between Jason McDiarmid and Essential Innovations Technology        This filing
               Corp., dated October 1, 2003
    10.19      Loan Agreement between Jason McDiarmid and Essential Innovations Technology        This filing
               Corp., dated October 20, 2003

   Item 21.    Subsidiaries of the Registrant
-------------- ---------------------------------------------------------------------------------- --------------------
    21.01      Schedule of Subsidiaries                                                           Incorporated by
                                                                                                  reference(1)

   Item 23.    Consents of Experts and Counsel
-------------- ---------------------------------------------------------------------------------- --------------------
    23.01      Consent of KPMG, LLP, Independent Accountants                                      This filing
    23.02      Consent of Kruse Landa Maycock & Ricks, LLC                                        Included in 5.01
                                                                                                  above

   Item 24.    Power of Attorney
-------------- ---------------------------------------------------------------------------------- --------------------
    24.01      Power of Attorney Signatures                                                       Incorporated by
                                                                                                  reference(1)
--------------------

(1) Incorporated by reference from the registration statement on Form SB-2, SEC File No. 333-106839, filed July 7, 2003.

(2) Incorporated by reference from amendment no. 1 to the registration statement on Form SB-2, SEC File No. 333-106839, filed September 12, 2003.


--------------------------------------------------------------------------------
                              ITEM 28. UNDERTAKING
--------------------------------------------------------------------------------

         The undersigned registrant hereby undertakes that it will:

                  (1) file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

                           (a) include any prospectus required by Section
                  10(a)(3) of the Securities Act;

                           (b) reflect in the prospectus any facts or events
                  which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b)

                  (ss.230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                           (c) include any additional or changed material
                  information on the plan of distribution.

                  (2) for determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering; and

                  (3) file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

         The undersigned registrant requests acceleration of the effective date of the registration statement under Rule 461 under the Securities Act, and includes the following:

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

         In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

--------------------------------------------------------------------------------
                                   SIGNATURES
--------------------------------------------------------------------------------

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this amendment no. 2 to registration statement to be signed on its behalf by the undersigned, in the City of Vancouver, Province of British Columbia, Canada, on November 14, 2003.


                                         Essential Innovations Technology Corp.
                                         (Registrant)


                                         By /s/ Jason McDiarmid
                                           -------------------------------------
                                           Jason McDiarmid, Its President
                                           and Principal Executive Officer

                                         By  /s/ Kenneth G.C. Telford
                                           -------------------------------------
                                           Kenneth G.C. Telford
                                           Its Principal Financial Officer


         In accordance with the requirements of the Securities Act of 1933, this amendment to registration statement has been signed by the following persons in the capacities and on the dates stated:

/s/ Jason McDiarmid
-----------------------------
Jason McDiarmid, Director

/s/ Steve Wuschke
-----------------------------
Steve Wuschke, Director

/s/ David Rezachek
-----------------------------
David Rezachek, Director

/s/ William Yang
-----------------------------
William Yang, Director                       By  /s/ Jason McDiarmid
                                               ---------------------------------
                                               Jason McDiarmid, Attorney-in-Fact
                                               Dated November 14, 2003

/s/ William Baumgartner
-----------------------------
William Baumgartner, Director


/s/ Jeane Manning
-----------------------------
Jeane Manning, Director

/s/ Kenneth G.C. Telford
-----------------------------
Kenneth G.C. Telford, Director